Date: 30th June 1999







Grand Hotel Group Limited
as Borrower

The Lenders
Specified herein as Lenders

Arab Bank plc
as Administrative Agent

Arab Bank plc
as Security Agent and Trustee

Arab Bank plc
as Hedge Provider


Loan Agreement

providing for a secured loan facility in the maximum of(pound)10,000,000



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Contents

No       Heading                                                            Page
         Clauses

1.       Definitions and Interpretation                                        2
1.1      Defined Terms                                                         2
1.2      Construction of Certain Terms                                        22
1.3      Construction of Certain References                                   24
1.4      Headings                                                             25

2.       The Facility                                                         25
2.1      Amount and Currency                                                  25
2.2      Participation of Lenders                                             25
2.3      Purpose                                                              25

3.       The Lenders                                                          26
3.1      Obligations of Lenders                                               26
3.2      Interests of Lenders                                                 26

4.       Availability and Drawing                                             27
4.1      Number of Advances                                                   27
4.2      Maximum Amount                                                       27
4.3      Conditions Precedent                                                 27
4.4      Procedure                                                            27
4.5      Transfer of Funds                                                    28
4.6      Cancellation of Unused Facility                                      29
4.7      No Waiver of Conditions                                              29
4.8      Authorisations for Disbursements                                     29
4.9      Failure to Draw                                                      30

5.       Interest Periods                                                     30
5.1      Selection by Borrower                                                31
5.2      Determination of Interest Periods                                    31
5.3      Deemed Selection                                                     32

6.       Interest                                                             33
6.1      Interest Rate                                                        33
6.2      Hedging Arrangements                                                 33
6.3      Payment of Interest                                                  34
6.4      Day Count Fraction                                                   34
6.5      Currency                                                             34
6.6.     Mandatory Costs Rate                                                 34

7.       Repayment and Prepayment                                             34
7.1      Repayment                                                            34


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7.2      Prepayment                                                           35
7.3      Obligation to Prepay Following Notice                                35
7.4      No Premature Repayment                                               36
7.5      Amounts and Currency of Repayments and Prepayments                   36

8.       Security                                                             36
8.1      Security                                                             36
8.2      Security Agent as Trustee                                            37

9.       Maintenance of Security                                              37
9.1      Covenants                                                            37
9.2      Calculations and Further Covenant                                    38
9.3      Failure to Comply                                                    39
9.4      Valuations                                                           40
9.5      Improvements to the Properties                                       40

10.      Single Currency                                                      44

11.      Representations and Warranties                                       44
11.1     Representations                                                      44
11.2     Lenders' Reliance                                                    50
11.3     Knowledge of Lenders                                                 50
11.4     Repetition                                                           51

12.      Undertakings                                                         51
12.1     Specific Undertakings                                                51
12.2     General                                                              62

13.      Changes in Circumstances                                             63
13.1     Illegality                                                           63
13.2     Increased Costs                                                      64
13.3     Market Disruption                                                    67
13.4     Prepayment                                                           71
13.5     Certificate                                                          71

14.      Payments                                                             72
14.1     Procedure                                                            72
14.2     Default Interest                                                     74
14.3     Withholding; Gross-up                                                75
14.4     Credit Against Tax                                                   76
14.5     Agency Payments                                                      77
14.6     Currency of Account                                                  78
14.7     Appropriation of Payments                                            78
14.8     Qualifying Lenders                                                   78
14.9     Double Taxation Treaties                                             79

15.      Default                                                              80
15.1     Events of Default                                                    80
15.2     Acceleration                                                         85

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16.      Expenses, Fees and Commissions                                       86
16.1     Initial and Continuing Costs                                         86
16.2     Enforcement Costs                                                    87
16.3     Stamp Duty                                                           87
16.4     Arrangement Fee                                                      88
16.5     Reimbursement by Borrower                                            88

17.      Indemnities                                                          88
17.1     General                                                              88
17.2     Currency Indemnity                                                   90
17.3     Independent Obligations                                              91
17.4     Double Counting                                                      91

18.      The Agents                                                           91
18.1     Appointment                                                          91
18.2     Duties of Administrative Agent                                       92
18.3     Duties of Security Agent                                             94
18.4     Performance of Duties                                                94
18.5     Agents' Discretions                                                  97
18.6     Limitation of Responsibilities                                       99
18.7     The Agents as a Lender                                              100
18.8     No Reliance on Agents                                               100
18.9     Lenders' Indemnity                                                  101
18.10    Change of Agents                                                    102
18.11    Signing of Transfer Certificates                                    103
18.12    Security Agent as Trustee                                           104
18.13    Acceptance of Title, Value and Valuation Bases                      111
18.14    Rule 146 of the Land Registration Rules                             111
18.15    The Borrower and the Agents                                         111
18.16    Agents of the Lenders                                               112
18.17    Agents' Knowledge                                                   112

19.      Transfer                                                            112
19.1     Agreement Binding on Successors                                     112
19.2     Borrower's Assignment                                               113
19.3     Novation                                                            113
19.4     Assignment                                                          115
19.5     Lending Offices                                                     116
19.6     Disclosure of Information                                           116
19.7     Costs                                                               116

20.      Set-Off/Pro-Rata Sharing                                            117
20.1     Set Off                                                             117
20.2     Pro-Rata Sharing                                                    118

21.      Notices                                                             120
21.1     Address                                                             120
21.2     Method and Receipt                                                  120
21.3     Deemed Notice                                                       121


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22.      Calculations and Evidence of Debt                                   121
22.1     Accounts                                                            121
22.2     Evidence                                                            121
22.3     Certificates and Determinations                                     121

23.      Severability                                                        122

24.      Waivers; Rights Cumulative                                          122

25.      Counterparts                                                        123

26.      Governing Law and Jurisdiction                                      123
26.1     Law                                                                 123
26.2     Submission to Jurisdiction                                          123
26.3     Other Jurisdictions                                                 123

The First Schedule                                                           125
The Lenders and their Commitments                                            125

The Second Schedule                                                          126
Form of Notice of Drawing                                                    126

The Third Schedule                                                           129
Form of Transfer Certificate                                                 129

The Fourth Schedule                                                          135
Conditions Precedent Documents                                               135

The Fifth Schedule                                                           141
Calculation of Mandatory Costs Rate                                          141

THIS AGREEMENT is made the 30th* day of June* 1999

BETWEEN:

(1) GRAND HOTEL GROUP LIMITED a company registered under the laws of England and Wales under number 3657769 and whose registered office is situate at Derbyshire House, 737a Wilmslow Road, Didsbury, Manchester M20 6WF*, as borrower ;

(2) THE LENDERS, the respective names and offices of which are set out in the First Schedule, as lenders;

(3) ARAB BANK plc, in its capacity as administrative agent for the Lenders and the Hedge Provider;

(4) ARAB BANK plc, in its capacity as security agent and trustee for the Secured Parties; and

(5) ARAB BANK plc, in its capacity as Hedge Provider under the Hedging Arrangements.

WHEREBY IT IS AGREED as follows:

The Lenders have, at the request of the Borrower, agreed to the provision to the Borrower of a secured loan facility in the maximum amount of (pound)10,000,000 upon the terms and subject to the conditions hereinafter contained and in particular, but without limitation, Clause 4.2.


--------
* Inserted in manuscript on executed Agreement

NOW IT IS AGREED as follows:

1.     Definitions and Interpretation

1.1    Defined Terms

       In this Agreement, the Recitals and the Schedules and Appendices, unless there is something in the subject or context inconsistent therewith, the following expressions shall have the following meanings, namely:

       "Accounting Statement"      means  a  financial   statement   in  a  form
                                   approved by the Administrative Agent for the purposes of Clause 12.1 (b): such financial statement, unless the Administrative Agent otherwise agrees, to be in the form of the sample statement set out in Appendix 6;

       "Acquisition Agreement"     means the asset sale agreement dated the same
                                   date as this Agreement  between Rank Holidays
                                   Division Limited (1) and the Borrower (2) for
                                   the   acquisition  by  the  Borrower  of  the
                                   Assets,    together   with   all   associated
                                   documents;

       "Administrative Agent"      means  Arab  Bank  plc,  in its
                                   capacity as  administrative   agent  for  the
                                   Lenders and the Hedge Provider and includes any successor administrative agent appointed hereunder;

       "Approved Valuer"           means  such  valuer or firm of valuers as may
                                   be appointed by the Administrative Agent from
                                   time  to  time   (in  its   discretion)   and
                                   "Approved   Valuation"   means  a   valuation
                                   carried out by an Approved Valuer;

       "Agents"                    means  the   Administrative   Agent  and  the
                                   Security Agent, and "Agent" means either of them, as the context requires;

       "Assets" means the Properties, the Hotel Business and the other assets to be acquired by the Borrower under the Acquisition Agreement and as specified therein;

       "Availability Period"       means the  period  commencing  on the date of
                                   this Agreement and ending on the date falling three months after such date or such later date as the Lenders may agree in their absolute discretion at the request of the Borrower;

       "Basis Point"               means one hundredth of one per cent. (0.01%);

       "Borrower"                  means Grand Hotel  Group  Limited,  a company
                                   registered under the laws of England and Wales under number 3657769 whose registered office is situate at 6 Leylands Park, Colden
                                   Common, Winchester, Hampshire;

       "Borrower's Charge"         means the legal  charge and  debenture  to be
                                   executed by the  Borrower  pursuant to Clause
                                   8.1(a);

       "Calculation Period"        means  each  period of 12 months  ending on a
                                   Reporting Date;

       "Certificate of Title"      means the  certificates of title given to the
                                   Agents and the Lenders (and their successors, assignees and transferees) in relation to the Properties by Messrs. Herbert Smith and dated
                                   29 June* 1999;


--------
* Inserted in manuscript on executed Agreement

       "Commitment"                in  relation  to a Lender  means,  (a) if the
                                   Lender  is a  Lender  on  the  date  of  this
                                   Agreement,  the amount set out opposite  that
                                   Lender's  name in the First  Schedule and the
                                   amount  of  any  other  Lender's   Commitment
                                   acquired  by  that  Lender  under  Clause  19
                                   (Transfer); and (b) if the Lender becomes a Lender after the date of this Agreement, the amount of that Lender's Commitment acquired by it under Clause 19 (Transfer), and "Total
                                   Commitments" means the aggregate for the time being of all the Commitments of all the Lenders;

       "Completion Date"           means the date on which the sale and purchase
                                   of the Assets to the Borrower is actually completed;

       "Corporate Account          means an application  in the Security Agent's
       Application"                standard form  requesting  the opening of one
                                   or more accounts with the Security Agent;

       "Drawdown Date"             means the date on which the

                                   Facility is drawn by the Borrower hereunder;

       "Encumbrance"               means any mortgage,  charge (whether fixed or
                                   floating), pledge, lien, hypothecation, or other interest or arrangement of any kind conferring or having a commercial effect analogous to conferring security;

       "Event of Default"          means any of those events specified in Clause
                                   15.1 (Events of Default);

       "Facility"                  means the loan facility made available to the
                                   Borrower pursuant to this Agreement;

       "Facility Amount"           means at any time the  amount  calculated  in
                                   accordance with Clause 4.2 at such time;

       "Hedge Provider"            means  Arab  Bank  plc,  in its  capacity  as
                                   counterparty to the Hedging Arrangements with the Borrower;

       "Hedging Arrangements"      means   the  ISDA   Agreement   and/or   each
                                   confirmation,  agreement or other document or
                                   matter evidencing or
                                   constituting   an  interest  rate  management
                                   arrangement relating to the Loan or part thereof, all Hedging Arrangements to be in form and substance acceptable to the Lenders in their absolute discretion;

       "Hedging Arrangements
       Charge" means the charge to be executed by the Borrower pursuant to Clause 8.1(c);

       "Hedging Arrangements
       Commencement Date"          means   the   date  on  which   the   Hedging
                                   Arrangements come into effect;

       "Hotel Business"            means, as the context requires,  the business
                                   of owning and operating hotels at each of the Properties carried on up to the date of the Acquisition Agreement by Butlin's Limited
                                   (or an associated company thereof) or the business of owning and operating hotels at each of the Properties to be carried on by the Borrower from the Completion Date;

       "Improvement Programme"     means the detailed  programme  and budget for
                                   improvements to the Properties referred to in

                                   Clause 9.5;

       "Indebtedness"              means,  with  respect  to  any  person,   any
                                   indebtedness or obligation  (whether  present
                                   or  future)  created,   issued,   guaranteed,
                                   incurred   or  assumed  by  such  person  for
                                   payment or repayment of money;

       "Inter-Creditor             means the  agreement  between  the  Borrower,
       Agreement"                  Cygnet  Ventures  Limited,  the  Agents,  the
                                   Lenders, and the Hedge Provider, referred to in Clause 8.1(d);

       "Interest Costs"            in relation to a Calculation Period means the
                                   aggregate of all interest, fees, commissions, discounts (other than trade discounts) and other costs, charges and expenses accruing due from the Borrower during such Calculation
                                   Period under this Agreement (after deducting all amounts payable by the Hedge Provider under the Hedging Arrangements but with the addition of all amounts

                                   (other than the initial premium) payable by the Borrower to the Hedge Provider under the Hedging Arrangements in each case after the application of Section 2(a) (Netting) of the ISDA Agreement, where applicable);

       "Interest Period"           means a period by reference to which interest
                                   is to be calculated and payable on the Loan or any other amount hereunder as selected or determined pursuant to Clause 5 (Interest
                                   Periods);

       "ISDA Agreement"            means  an   agreement  in  the  form  of  the
                                   International     Swaps    and    Derivatives
                                   Association          Master         Agreement
                                   (Multicurrency-Cross  Border)  1992 Edition a
                                   copy of which is  attached  as Appendix 5 (or
                                   such  other  form as may from time to time be
                                   specified by the Hedge Provider) entered into
                                   between the Hedge  Provider  and the Borrower
                                   for the purposes of effecting  interest  rate
                                   hedging  and/or   interest
                                   rate management arrangements in respect of the interest arising on some or all of the Loan;

       "Key-man Charge"            means the  assignment  to be  executed by the
                                   Borrower pursuant to Clause 8.1(b);

       "Key-man Policy"            means a key-man life  assurance  policy taken
                                   out by the  Borrower  on the life of Mr Kevin
                                   Leech    in   the    sum    of    not    less
                                   than(pound)8,500,000   (eight   million  five
                                   hundred   thousand  pounds)  with  such  life
                                   assurance  company or office and in such form
                                   and on such  terms as are  acceptable  to the
                                   Administrative  Agent and  where the  context
                                   admits   includes   any   replacement    life
                                   assurance policy taken out by the Borrower or renewal thereof;

       "Lender" means each of the banks or other financial institutions specified in the First Schedule and their respective successors in title, Transferees and assigns;

       "Lending Office"            means each branch office of a Lender  through
                                   which such Lender is for the time being acting for the purposes of this Agreement;

       "LIBOR" means, in relation to any Interest Period or other period by reference to which interest is to be determined, the rate per annum which appears on display page 3750 on the Telerate Service (or such other page as may replace that page on that service or on such other page and service as the Administrative Agent may determine to have succeeded such service) for deposits in Sterling for a period comparable to such Interest Period or other period as aforesaid, as at 11:00am on the Quotation Date for such Interest Period or other period or, if no such rate is so displayed, the arithmetic mean (rounded upwards, if necessary, to the nearest one-sixteenth of one per cent (1/16%)) of the respective rates quoted to the Administrative Agent by each Reference Bank as the rates at which deposits in
                                   Sterling are offered by prime banks to such Reference Bank in the London Interbank Market for a period comparable to such Interest Period or other period at 11:00am on the Quotation Date for such Interest Period or other such period. If any Reference Bank fails to provide a quotation, then LIBOR shall be determined by reference to the rates offered by the quoting Reference Banks provided that if fewer than two Reference Banks provide a quotation then LIBOR for such Interest Period or such other period shall be determined in accordance with Clause 13.3;

       "Loan" means the aggregate principal amount advanced by the Lenders hereunder or (as the context requires) the amount thereof for the time being outstanding hereunder;

       "Loan Note"               means  the   (pound)10,400,000   non-interest
                                 bearing  loan note to be  issued  to  Butlin's
                                 Limited by the Borrower as required by the Acquisition Agreement;

       "Majority Lenders"        means those  Lenders the  aggregate  of whose
                                 Outstandings comprise at least 66 2/3% of the Loan or, if the Loan has not then been made, Lenders the aggregate of whose Commitments represent at least 66 2/3% of the Total
                                 Commitments;

       "Mandatory Costs Rate"    means  the  additional  interest  rate on the
                                 Loan  (expressed  as a  rate  per  annum)  to
                                 compensate   the  Lenders  for  the  cost  of
                                 complying with the Sterling  mandatory liquid
                                 costs  requirements  and for the  cost of the
                                 fee   payable  to  the   Financial   Services
                                 Authority   as   specified   in  Clause   6.6
                                 (Mandatory Costs Rate);

       "Margin"                  means 200 Basis Points (2%) per annum;

       "Net Operating Profit"    means the net operating
                                   profit (calculated as set out in the Accounting Statement) of the Borrower such profit being calculated before deduction of the cost of the Improvement Programme and before deduction for depreciation;

       "Notice of Drawing"         means a notice of  drawing  in respect of the
                                   Facility substantially in the form set out in the Second Schedule issued by the Borrower requesting that the Facility be advanced hereunder;

       "Outstandings"              means,  in  relation to a Lender at any time,
                                   the aggregate  principal  amount of its share
                                   of  the  Loan  at  such   time   and   "Total
                                   Outstandings"   at   any   time   means   the
                                   Outstandings of all the Lenders at such time;

       "Participating Member
       State" means a member of the European Community established by the Treaty of Rome of 25 March 1957 (as amended by the Single European Act 1986 and the Maastricht Treaty (signed on 1 February 1992) and as amended from time to time)  which has for the time  being  adopted
                                   the
                                   single currency in accordance with the aforesaid treaty;

       "Permitted Charge"          means a second ranking  security  interest to
                                   be executed by the Borrower in favour of Cygnet Ventures Limited such security being subject to the Inter-Creditor Agreement and described in the Third Schedule thereto;

       "Permitted Encumbrance"     means:


                                   (a) any lien or right of set-off arising (in either case) by operation of law (or by agreement to the same effect) in the ordinary course of the Borrower's business having regard to the custom in the relevant trade for the settlement of accounts;

                                   (b)  the Permitted Charge; and

                                   (c)  any  other   Encumbrance   approved   in
                                        writing by the Administrative Agent;

       "Potential Event of
       Default" means any event or circumstance which, with the giving of notice and/or lapse of time and/or upon the Administrative Agent making a determination under Clause 15.1 (Events of Default), would constitute an Event of Default;

       "Properties"                means the  properties  briefly known as Ocean
                                   Hotel Saltdean,  The Grand Hotel Scarborough,
                                   The Grand Hotel Margate,  The Metropole Hotel
                                   Blackpool  and the Grand Hotel  Llandudno  as
                                   more  particularly  described in the Schedule
                                   to  the  Borrower's   Charge  and  where  the
                                   context admits includes any one or more of the properties and any part or parts thereof and "Property" has a corresponding meaning;

       "Purchase Price"            means the  aggregate  amount  payable  by the
                                   Borrower for the purchase of the Assets as specified in Clause 3.1 of the Acquisition
                                   Agreement exclusive of Value Added Tax and any other Tax, less the amount payable under the Acquisition Agreement in respect of any goodwill;

       "Qualifying Lender"         means (a) a bank (as defined in Section  840A
                                   of the Income and Corporation Taxes Act 1988)
                                   which is within the charge to corporation tax
                                   as respects  interest  which would be payable
                                   to it  hereunder in  accordance  with Section
                                   349(3) of the  Income and  Corporation  Taxes
                                   Act   1988  or  (b)  a  bank   or   financial
                                   institution to which payments of interest may
                                   otherwise be made by the  Borrower  under the
                                   Security   Documents   without  deduction  of
                                   United Kingdom Taxes;

       "Quotation Date"            means, in relation to any period for which an
                                   interest rate is to be determined  hereunder,
                                   the  day   conclusively   determined  by  the
                                   Administrative Agent to be the day on which quotations would ordinarily be given by prime banks in the London Interbank Market for deposits in Sterling for delivery on the first day of that period, provided that if for any such period the

                                   Administrative Agent determines that quotations would ordinarily be given on more than one date, the Quotation Date for that period shall be the last of those dates;

       "Reference Banks"           means the  principal  London  offices of Arab
                                   Bank plc, The  Hongkong and Shanghai  Banking
                                   Corporation Limited, Chase Manhattan Bank and
                                   any  bank  appointed  by  the  Administrative
                                   Agent to  replace a  Reference  Bank with the
                                   consent   of   the   Borrower   (not   to  be
                                   unreasonably   withheld   or   delayed)   and
                                   "Reference Bank" has a corresponding meaning;

       "Repayment Date"            means  each of the dates  falling  24, 36, 48
                                   and 60 months after the Drawdown Date, the last of such dates being the "Final Repayment
                                   Date";

       "Repayment Instalment"      means each  instalment  for  repayment of the
                                   Loan, in each case as provided in Clause 7.1;

       "Reporting Date"            means 31  January,  30 April,

                                   31 July and 31 October in each year or, where such date is not a Sunday, the immediately preceding Sunday;

       "Secured Asset"             means any asset over which an Encumbrance is,
                                   or is to be, created by or pursuant to any Security Document;

       "Secured Obligations"       means all monies which are now or at any time
                                   hereafter  may be or  become  due or owing by
                                   the  Borrower  to either of the Agents or any
                                   of the Lenders or the Hedge Provider under or
                                   pursuant to any of the Security Documents and
                                   any  other  liabilities,  whether  actual  or
                                   contingent,   now   existing   or   hereafter
                                   incurred by the Borrower to either of the Agents or any of the Lenders or the Hedge
                                   Provider under or pursuant to any of the Security Documents (whether in either case due, owing or incurred by the Borrower alone or jointly with any other person(s) and in whatever name, firm or style and whether as principal or surety);

       "Secured Parties"           means  the  Agents  and the  Lenders  and the
                                   Hedge Provider;

       "Security Agent"            means  Arab  Bank  plc,  in its  capacity  as
                                   security  agent and  trustee  for the Secured
                                   Parties and includes any successor security agent appointed hereunder;

       "Security Documents"        means this Agreement,  the Borrower's Charge,
                                   the Key-man Charge, the Hedging  Arrangements
                                   Charge,   the   Hedging   Arrangements,   the
                                   Inter-Creditor  Agreement,  and  any  further
                                   agreement  or document  entered into under or
                                   pursuant   to  the  terms  of  any   Security
                                   Document or otherwise entered into or given at any time as security for the Secured
                                   Obligations;

       "Standby Letter of
       Credit" the standby letter of credit issued or to be issued to Butlin's Limited by Citibank, N.A. as required by the Acquisition Agreement;

       "Subordinated Loan"         means   the   loan    facility   of   up   to
                                   (pound)100,000 made available to the Borrower by Cygnet Ventures Limited and referred to in the Inter-Creditor Agreement;

       "Taxes" means any present or future taxes, levies, duties or charges, including any interest thereon and penalties in respect thereof, and any fees, deductions or withholdings of a similar nature and "Tax" and "Taxation" shall be construed accordingly;

       "Transfer Certificate"      means  an  instrument  executed  pursuant  to
                                   Clause 19.3;

       "Transferee"                means a  Qualifying  Lender to which a Lender
                                   transfers   all  or  part  of  such  Lender's
                                   rights, benefits and obligations under this Agreement and the other Security Documents pursuant to Clause 19 (Transfer);

       "Valuation Basis"           means  the  Estimated  Realisation  Price (as
                                   defined in the RICS  Appraisal  and Valuation
                                   Manual  as from time to time
                                   amended  by the  RICS)  or,  if the  same  is
                                   replaced   or  no  longer   published,   such
                                   reasonably comparable valuation basis as the Administrative Agent may select;

       "Value" means at any time in relation to any real property (including the Properties) the value of the interest held therein by the Borrower on the Valuation Basis at such time, determined by an Approved Valuer.

1.2    Construction of Certain Terms

       Any reference in this Agreement to:

       an "account" shall include a sub-account opened by the person with whom the account is maintained;

       a "business day" means a day (other than a Saturday or a Sunday) on which banks in London are open for business (excluding any day on which such banks are open solely for the purpose of settling payments in Euro) and on which the London interbank market is operating;

       a "dispute" means any litigation or administrative or arbitration proceeding before or of any court, tribunal, arbitrator or governmental or municipal authority, any labour dispute, any dispute with any governmental or municipal authority and any other dispute of any kind;

       a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (and references to "months" shall be construed accordingly) save that, where any such period would otherwise end on a day which is not a business day, it shall end on the next business day and, where applicable, interest shall continue to accrue accordingly, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding business day provided that, if a period starts on the last business day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last business day in that latter month;

       a "subsidiary" means (i) a subsidiary as defined in Section 736 of the Companies Act 1985 (as amended by Section 144 of the Companies Act 1989) and (ii) unless the context otherwise requires, a subsidiary undertaking within the meaning of Section 258 of the Companies Act 1985 (as inserted by Section 21 of the Companies Act 1989);

       a time of day shall be to London time; and

       the "winding-up" of a person includes the
       amalgamation, reconstruction, reorganisation, administration, dissolution, liquidation, winding-up, merger or consolidation of that person, and any equivalent or analogous procedure under the law of any jurisdiction in which the person is incorporated or resident or carries on a material part of its business or has material assets.

1.3    Construction of Certain References

       Unless the context otherwise requires, any reference in this Agreement to:

       a Clause, Appendix or Schedule shall be construed as a reference to a clause hereof or appendix or schedule hereto;

       a sub-clause shall be construed as a reference to a sub-clause of the Clause in which such reference appears;

       a paragraph shall be construed as a paragraph of the sub-clause in which such reference appears;

       this Agreement or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

       the singular shall include the plural and vice versa;

       any statute or regulation shall be construed as a reference to such statute or regulation as the same may have been, or may from time to time be, amended or re-enacted;

       "Sterling" and the sign "(pound)" means the lawful currency for the time being of the United Kingdom and

       "Euro" means the lawful currency of the Participating Member States;

1.4    Headings

       Clause, Schedule and Appendix headings are for ease of reference only.

2.     The Facility

2.1    Amount and Currency

       Upon and subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties in Clause 11 (Representations and Warranties) the Lenders agree to make available to the Borrower a loan facility in an amount not exceeding the Facility Amount.

2.2    Participation of Lenders

       Each Lender will participate in the Facility through its Lending Office in the proportion borne by its Commitment to the Total Commitments.

2.3    Purpose

       The proceeds of the Facility are to be applied by the Borrower in or towards payment of the amount of the Purchase Price payable upon the Completion Date, and in the payment of associated costs and expenses. Neither the Lenders nor the Agents shall be concerned to ensure that such application takes place.

3.     The Lenders

3.1    Obligations of Lenders

       Save as provided in this Clause, the obligations of each Lender hereunder are several; the failure of any Lender to carry out its obligations hereunder shall not relieve any other Lender, the Agents or the Borrower from any of its or their respective obligations to the parties hereto and neither the Agents nor any Lender shall be responsible for the obligations of any Lender or (as the case may be) any other Lender hereunder.

3.2    Interests of Lenders

       Notwithstanding any other term of this Agreement, the interests of the Lenders are several and the aggregate amount outstanding at any time hereunder from the Borrower to any Lender or to either of the Agents for its own account is a separate and independent debt. Save as expressly provided herein or in any of the other Security Documents each of the Agents and every Lender shall each have the right to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any Lender or (as the case may be) either Agent to be joined as an additional party in any proceedings for this purpose.

4.     Availability and Drawing

4.1    Number of Advances

       Subject to the terms and conditions of this Agreement the Borrower shall be entitled to draw the whole of the Facility by a single drawing.

4.2    Maximum Amount

       The amount of the Facility made available to the Borrower hereunder shall be the lesser of the following amounts:

       (a)    the sum of(pound)10,000,000;

       (b)    70% of the Purchase Price; and

       (c) 70% of the lower of the Approved Valuations of the Properties referred to in paragraph 7 of the Fourth Schedule.

4.3    Conditions Precedent

       The Facility may not be drawn unless the Administrative Agent has received, in form and substance satisfactory to it, all the documents listed in the Fourth Schedule.

4.4    Procedure

       Subject to:

       (a)    the conditions set out in Clause 4.3 having been satisfied;

       (b) no Event of Default and no Potential Event of Default having occurred;

       (c) the Administrative Agent having received by not later than 10:00am one business day before the Drawdown Date (or by such later time as the Administrative Agent after consultation with the Lenders may agree) a Notice of Drawing (which shall be irrevocable) by telex or facsimile or letter duly completed and signed on behalf of the Borrower by a person duly authorised;

       (d)    the Drawdown Date being the Completion Date;

       (e) the Administrative Agent having received irrevocable instructions addressed to it by the Borrower requesting that the Loan be disbursed by applying the proceeds in or towards the acquisition of the Properties and in the payment of associated costs and expenses approved by the Administrative Agent; and

       (f) the Administrative Agent having received all fees costs and expenses then due and payable to it and/or agreed under Clause 16 (Expenses, Fees and Commission),

       the Borrower may, on any business day during the Availability Period, draw the Facility.

4.5    Transfer of Funds

       On the Drawdown Date each Lender shall pay to the Administrative Agent the amount in Sterling notified by the Administrative Agent to such Lender as the amount of such Lender's participation in the Facility to be advanced on the Drawdown Date. All sums to be advanced by the Lenders shall be remitted to the Administrative Agent for value on the Drawdown Date to the account of the Administrative Agent in accordance with Clause 14 (Payments). The Administrative Agent shall pay the sums received by it as directed by the Borrower in accordance with Clause 4.4(e).

4.6    Cancellation of Unused Facility

       Any part of the Facility which is not drawn at the earlier of the expiry of the Availability Period or the Drawdown Date shall be cancelled and shall not thereafter be available to the Borrower.

4.7    No Waiver of Conditions

       If the Administrative Agent in its discretion allows the Borrower to draw the Facility notwithstanding that some or all of the conditions specified in this Clause 4 (Availability and Drawing) have not been satisfied the Lenders shall not thereby be deemed to have waived any such conditions and the Borrower covenants with the Administrative Agent and the Lenders to satisfy such conditions, or to procure that such conditions are satisfied, upon request from the Administrative Agent within such time limit as shall have been agreed and, failing agreement, immediately.

4.8    Authorisations for Disbursements

       The  Borrower  hereby  irrevocably  and
       unconditionally instructs and authorises the Lenders and the Administrative Agent to advance the Facility upon and subject to the terms hereof by paying the proceeds thereof by disbursement to the "Payee" named in the Notice of Drawing (less any deductions which the Administrative Agent is authorised to make) and upon any such disbursement to any such "Payee" and the deduction of any deductions so authorised the Borrower agrees that the Lenders shall be deemed (in proportion to the respective amounts made available by them to the Administrative Agent) to have made to the Borrower the Loan in the aggregate of the amount so disbursed and any such deductions which shall satisfy pro tanto the obligations of the Lenders to lend such amount to the Borrower hereunder.

4.9    Failure to Draw

       If for any reason the Facility is not drawn hereunder after receipt by the Administrative Agent of a Notice of Drawing pursuant to Clause 4.4, the Borrower will pay to each Lender (other than a Lender which fails to make available its portion of the Loan by reason of its own negligence or default) such amount as such Lender may certify (such certification to be conclusive in the absence of manifest error) as necessary to compensate it for any resulting loss or expense on account of funds acquired, contracted for or utilised in order to fund its participation in the Loan.

5.     Interest Periods

5.1    Selection by Borrower

       Subject to the provisions of this Clause 5 (Interest Periods) and Clause 6 (Interest), the Borrower may by notice received by the Administrative Agent not later than 10:00am on the third business day before the first day of each Interest Period (other than the first Interest Period, when the selection will be made in the Notice of Drawing, and subject to Clause 5.2 below) select the duration of such Interest Period. In the absence of a selection by the Borrower Clause 5.3 shall apply.

5.2    Determination of Interest Periods

       Subject to the provisions of Clause 6 (Interest) each Interest Period in relation to the Loan shall have a duration of 3, 6, 9 or 12 months, (or such other period as may be agreed with the Administrative Agent after consultation with the Lenders), as selected or deemed to have been selected by the Borrower in accordance with Clause 5.1, but so that:

       (a) the first Interest Period applicable to the Loan shall commence on the Drawdown Date and shall end on the last day of the period selected by the Borrower pursuant to Clause 5.1 or deemed selected by the Borrower pursuant to Clause 5.3;

       (b) save as otherwise provided in this Agreement, each subsequent Interest Period shall commence on the expiry of the preceding Interest Period;

       (c) any Interest Period which would otherwise end on a day which is not a business day, shall be extended to end on the next succeeding business day unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the immediately preceding business day;

       (d) any Interest Period which would otherwise overrun a Repayment Date shall be shortened to end on such Repayment Date; and

       (e) the right to select the duration of Interest Periods shall determine on the Hedging Arrangements Commencement Date and from the Hedging Arrangements Commencement Date Interest Periods shall (notwithstanding Clause 5.3) be coterminous with the periods by reference to which payments are to be calculated pursuant to the Hedging Arrangements.

5.3    Deemed Selection

       If the Borrower shall fail to select the duration of an Interest Period in accordance with Clauses 5.1 and 5.2 then the Borrower shall be deemed, subject as aforesaid, to have selected a duration of 3 months or such other period as the Administrative Agent may (after consultation with the Lenders) specify for such Interest Period.

6.     Interest

6.1    Interest Rate

       The rate of interest applicable to the Loan during an Interest Period applicable thereto shall be the rate per annum determined by the Administrative Agent to be the aggregate of (i) the Margin and (ii) LIBOR for such Interest Period and (iii) the Mandatory Costs Rate.

6.2    Hedging Arrangements

       (a) The Borrower has executed and delivered to the Hedge Provider the ISDA Agreement.

       (b) On the Drawdown Date the Borrower shall enter into such confirmations pursuant to the ISDA Agreement to take effect from such date (being the Drawdown Date or the last day of an Interest Period) as the Hedge Provider may specify.

       (c) Without prejudice to the generality of the foregoing the dates on which payments fall to be made pursuant to the Hedging Arrangements shall coincide with the dates on which interest is to be paid on the Loan under this Agreement.

       (d) For so long as the Loan remains outstanding the Hedge Provider shall be entitled to pay to the Security Agent any payments which the Hedge Provider is required to pay to the Borrower under the Hedging Arrangements and for the avoidance of doubt, any sums which the Borrower is required to pay to the Hedge Provider under the Hedging Arrangements shall be sums due under and secured by the Security Documents in accordance with their terms.

6.3    Payment of Interest

       The Borrower shall, subject to the provisions of Clause 13 (Changes in Circumstances), 14 (Payments) and 15 (Default), pay interest accrued on the Loan calculated in accordance with this Clause 6 on the last day of each Interest Period.

6.4    Day Count Fraction

       Interest relative to each Interest Period shall accrue from day to day on the basis of a year of 365 days and for the actual number of days elapsed.

6.5    Currency

       All interest on the Loan shall be calculated and paid in Sterling.

6.6.   Mandatory Costs Rate

       The provisions of the Fifth Schedule shall apply to the calculation of the Mandatory Costs Rate in respect of the Loan.

7.     Repayment and Prepayment

7.1    Repayment

       The Borrower shall on each Repayment Date repay a repayment instalment in respect of the principal amount of the Loan in the amount of (pound)2,500,000 and on the Final Repayment Date shall repay the remaining outstanding amount of the Loan by a single payment, together with any other amounts due, owing or incurred by it pursuant to this Agreement.

7.2    Prepayment

       If the Borrower has provided the Administrative Agent with not less than 10 business days' prior written notice of its intention to do so, the Borrower may prepay without premium or penalty the whole or any part of the Loan (and, if part, being an integral multiple of (pound)250,000) on the last day of any Interest Period. On any prepayment the Borrower shall pay to the Administrative Agent for the account of the Lenders all such breakage and other costs and expenses as are referred to in Clause 17.1 and as may be applicable. Any amount prepaid shall be applied in or towards discharge of the Repayment Instalments in inverse order of their maturity.

7.3    Obligation to Prepay Following Notice

       Any notice given by the Borrower under Clause 7.2 shall be irrevocable, shall specify the date on which the prepayment is to be made and the amount to be prepaid and shall on that date oblige the Borrower to pay to the Administrative Agent for the account of the Lenders the amount therein stated and at the same time to pay all accrued interest and other amounts (including any due under Clause 17 (Indemnities)) falling due in respect of such prepayment.

7.4    No Premature Repayment

       The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this Agreement and shall not be entitled to re-borrow any amount repaid or prepaid.

7.5    Amounts and Currency of Repayments and Prepayments

       Each repayment and prepayment under this Agreement shall be made in Sterling and the Borrower shall at the same time pay all accrued interest and other amounts (including any due under Clause 17 (Indemnities)) falling due in respect of such repayment or prepayment.

8.     Security

8.1    Security

       As continuing security for the discharge of all the Secured Obligations the Borrower shall:

       (a) execute and deliver to the Security Agent a deed or deeds of charge and debenture substantially in the form set out in Appendix 1 including a charge by way of legal mortgage over the freehold and leasehold interests in the Properties and a floating charge over the undertaking and other property and assets of the Borrower;

       (b) execute and deliver to the Security Agent a security agreement containing an assignment of all its right title and interest in the Key-man Policy substantially in the form set out in Appendix 2;

       (c) execute and deliver to the Security Agent a security agreement containing an assignment of all its right title and interest in the Hedging Arrangements substantially in the form set out in Appendix 3; and

       (d) execute and deliver and procure the execution and delivery by Cygnet Ventures Limited to the Security Agent of an inter-creditor agreement substantially in the form set out in Appendix 4.

8.2    Security Agent as Trustee

       The Secured Obligations shall be secured by the interests and rights granted in favour of the Security Agent as trustee for the Agents and the Lenders under the Security Documents and such interests and rights shall be held by the Security Agent upon trust for the benefit of the Secured Parties in such shares and ranking in such order as shall be from time to time applicable pursuant to any agreement between the Secured Parties.

9.     Maintenance of Security

9.1    Covenants

       The Borrower covenants with the Agents and the Lenders:

       (a) to ensure that the Net Operating Profit in each and every Calculation Period ending on or after 30 July 2000 is at least equal to 125% of the aggregate of (1) the Interest Costs for such Calculation Period and (ii) (in respect of each Calculation Period ending on or after 30 July
              2001) (pound)2,500,000;

       (b) to ensure that the amount of the Loan does not at any time exceed 70% of the Value of the Properties at such time; and

       (c) use all reasonable endeavours to procure* that a Key-man Policy is maintained until all sums due and to become due from the Borrower under or in connection with the Security Documents have been paid or repaid in full and without limitation, shall use all reasonable endeavours to obtain a new Key-man Policy upon substantially the same terms from a life office acceptable to the Administrative Agent to take effect on and from the expiry of the term of the initial Key-man Policy

9.2    Calculations and Further Covenant

       For the purposes of Clause 9.1 (a):

       (a) the covenant contained in Clause 9.1(a) shall be applied by reference to the Net Operating Profits specified in the Accounting Statement to be supplied by the Borrower pursuant to Clause 12.1
              (b) for the three monthly period ending on each Reporting Date (falling on or after 30 July 2000) aggregated


--------
* Inserted in manuscript on executed Agreement
              with the Net Operating Profits specified in the Accounting Statements for the three immediately preceding Reporting Dates, to the intent that the covenant in Clause 9.1(a) shall be applied on the basis of a rolling Calculation Period of twelve months ending on each Reporting Date (falling on or after 30 July 2000)

       (b) the Borrower further covenants with the Agent and the Lenders to ensure that the Net Operating Profit in each accounting year of the Borrower (applied by reference to the annual audited financial statements of the Borrower referred to in Clause 12.1(a)) is at least equal to 125% of the aggregate of (i) the Interest Costs in relation to the Calculation Period or Periods (or parts thereof) falling within and corresponding to each such financial year and
              (ii) (in respect of each financial year ending on or after 30 July
              2001) (pound)2,500,000;

       (c) the Administrative Agent may at any time and from time to time require the Borrower to supply further information and evidence as to the calculation of each Accounting Statement.

9.3    Failure to Comply

       If at any time the Administrative Agent determines that the provisions of Clause 9.1 (b) are for the time being not complied with, the Borrower shall within 10 business days after the Administrative Agent has notified it of such fact in writing repay all or part of the Loan (as the Administrative Agent may specify) such that the provisions of Clause 9.1 (b) are thenceforth complied with.

9.4    Valuations

       An Approved Valuation of the Properties may if required by the Administrative Agent be carried out at the expense of the Borrower not more frequently than once every twelve months. The Administrative Agent shall arrange for such Approved Valuation if required by the Majority Lenders. The Administrative Agent shall also if requested by the Majority Lenders arrange for additional Approved Valuations of the Properties to be carried out. If any such additional Approved Valuation indicates that on the date it was requested the Borrower was complying with Clause 9.1
       (b) the cost thereof shall be borne by the Lenders, and if such additional Approved Valuation indicates that on such date the Borrower was not so complying, the cost of such additional Approved Valuation shall be borne by the Borrower.

9.5    Improvements to the Properties

       (a) The Borrower shall within 60 days of the Drawdown Date produce to the Administrative Agent (in sufficient copies for each of the Lenders) a detailed programme of and budget for improvements to the Properties together with plans, specifications, costs, estimates and a works programme at an anticipated cost of not less than (pound)1,500,000 (exclusive of all Taxes) and shall provide all such further information in relation thereto as the Administrative Agent or the Lenders may reasonably require.

       (b)    The   Borrower   shall   obtain  the   written   approval  of  the
              Administrative Agent which may be withheld at its absolute discretion or given subject to any condition or conditions (after consultation with the Lenders) to the Improvement Programme before implementing any of the relevant improvements.

       (c) Subject to obtaining the written approval referred to in Clause 9.3(b) the Borrower shall forthwith apply for and use all reasonable endeavours to obtain all planning and other consents licences and/or certificates which may be required in connection with the Improvement Programme (and supply copies to the Administrative Agent) and shall commence and proceed diligently to complete or procure the completion of the Improvement Programme and supply evidence satisfactory to the Administrative Agent that by no later than the expiry of the period of eighteen months from the Drawdown Date (i) the Borrower has from its own resources spent not less than(pound)1,500,000 (exclusive of all Taxes) on the Improvement Programme and (ii) that the Improvement Programme has been completed in all material respects.

       (d)    The Borrower will permit the Agents (and all persons authorised by them) to enter the Properties on reasonable prior notice at any time in order to inspect the progress of the Improvement Programme.

       (e) None of the Secured Parties shall have any liability in respect of the Improvement Programme and no inspection or approval by any of the Secured Parties of the Improvement Programme and works carried out under it will constitute any warranty or representation as to the design, fitness or satisfactory completion of the Improvement Programme.

       (f) Before preparing the Improvement Programme the Borrower will submit to the Administrative Agent for approval the names of the contractors, architect, structural engineer and any other professional advisors the Borrower intends to employ in connection with the Improvement Programme (in each case where the value or fee for the relevant contract or appointment exceeds (pound)100,000) and prior to commencing the Improvement Programme the Borrower will if requested by the Administrative Agent procure that the construction contractor, architect and any other members of the professional team shall execute deeds undertaking a duty of care in favour of the Security Agent in connection with the design construction and implementation of the Improvement Programme in the BPFA form or in such other form as the

              Administrative Agent may reasonably require.

       (g) Immediately on entering into a contract for or in respect of the execution of the Improvement Programme where the value of the relevant contract exceeds(pound)100,000 the Borrower will execute a security assignment of such construction contract and of all other warranties and contracts relating to the Improvement Programme as the Administrative Agent may require in favour of the Security Agent in such a form as the Administrative Agent shall require and will also use its reasonable endeavours to procure that the relevant contractor will enter into a step-in agreement with the Security Agent in such form as the Administrative Agent shall reasonably require by which the relevant contractor undertakes not to determine the relevant contract as a result of the Borrower's failure without first notifying the Security Agent and to permit the Security Agent or a receiver appointed by the Security Agent to take over the relevant contract in the event that the Security Agent should exercise the security rights under the Borrower's Charge.

       (h) If the Borrower shall obtain any performance bond or other security for the performance by the construction contractor of the terms of the construction contract then it will assign the benefit of such bond to the Security Agent by way of security.

10.    Single Currency

       Each of the parties to this Agreement acknowledges that if the United Kingdom becomes a Participating Member State Sterling will or may be replaced by the Euro. The other parties to this Agreement agree to amend the provisions of this Agreement if notified by the Administrative Agent (after consultation with the Lenders) that any amendments are required to ensure that this Agreement reflects market practice in the London Interbank Market at the relevant time following the United Kingdom becoming a Participating Member State including without limitation any amendments required in the duration of Interest Periods, the definition of business day, the day-count fraction, or in any other administrative provisions of this Agreement.

11.    Representations and Warranties

11.1   Representations

       The Borrower represents and warrants to the Agents and each of the Lenders that:

       (a) the Borrower is a private limited liability company, duly incorporated and validly existing under the laws of the England and Wales and has power to carry on its business as it is now being conducted and to own property and other assets;

       (b) the Borrower has been incorporated specifically to acquire the Properties and the Hotel Business and to run the Hotel

              Business with the assistance of the Facility and the Borrower has not previously traded or incurred liabilities except in connection with the acquisition of the Properties and the Hotel Business and this Facility and in particular (but without prejudice to the generality of the foregoing) the Borrower has not entered into any guarantee or borrowed money from any other person or company other than the Lenders or by the Subordinated Loan or by the issue of the Loan Note or entered into any transaction having a similar effect nor has the Borrower created nor is there subsisting any Encumbrance on or over the whole or any part of the Borrower's undertaking or assets (including, but without limitation, revenues), present or future other than in favour of the Security Agent by the Permitted Charge or liens arising in the ordinary course of business;

       (c) the execution, delivery and performance of this Agreement and the other Security Documents are within the corporate powers of the Borrower, have been duly authorised by all necessary corporate and other action and do not contravene any provision of applicable law or of the Memorandum and Articles of Association of the Borrower or any contract or agreement binding on the Borrower;

       (d) the obligations and liabilities expressed to be assumed by each of the Borrower under each of the Security Documents are legal, valid and binding obligations of the Borrower binding on it in accordance with their respective terms, and, without prejudice to the foregoing, the Borrower's Charge, the Key-man Charge, and* the Hedging Arrangements Charge * create (inter alia) valid first priority charges over the assets thereby charged and which are not subject to any prior ranking Encumbrances or, other than Permitted Encumbrances (excluding for this purpose the Permitted Charge), Encumbrances ranking pari passu;

       (e) all necessary certificates, consents or approvals required for the use of each of the Properties in the manner presently used for the Hotel Business have been duly obtained and are in full force and effect;

       (f) there are no pending or, to its knowledge having made due and proper enquiry, threatened actions or proceedings before any court or administrative agency against the Borrower other than actions or proceedings details of which have been disclosed to the Administrative Agent and which are being disputed in good faith, nor is the Borrower in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets, to an extent or in a manner which may have a


--------
* Inserted in manuscript on executed Agreement

* Amended in manuscript on executed Agreement
              material adverse effect on the financial condition or operations of the Borrower or materially impair the Borrower's ability to perform its obligations under this Agreement or any other Security Document and there are no pending or, to its knowledge having made due and proper enquiry, threatened disputes or proceedings arising out of or in connection with the Properties other than disputes or proceedings, details of which have been disclosed to the Administrative Agent and which are being disputed in good faith;

       (g) the Borrower has not taken any corporate or other action nor have any legal proceedings been started or (to the best of its knowledge and belief) other steps taken or threatened against the Borrower for its winding-up, dissolution or re-organisation, or for the appointment of a receiver, trustee, administrator or similar officer of it or him of any or all of its assets or revenues;

       (h) the whole of the Borrower's issued share capital is legally owned as follows:-

              Name                            Number of Ordinary Shares

              Cygnet Ventures Limited                    85
              Philip Mason                                6
              Patricia Mason                              4
              Stephen Last                                2

              Rod Rodgers                                 2
              David Marriott                              1

       (i) save as provided in the Security Documents, the execution of this Agreement and the other Security Documents and the Borrower's exercise of its rights and performance of its obligations hereunder and thereunder will not result in the existence of, nor oblige the Borrower to create, any Encumbrance over all or any of its present or future revenues or assets;

       (j) all Accounting Statements and financial statements from time to time delivered to the Agents or the Lenders by the Borrower will be prepared in accordance with accounting principles generally accepted in the United Kingdom and consistently applied, and give a true and fair view of the financial condition of the Borrower and its subsidiaries (if any) at the date to which they were prepared and the results of the Borrower's operations during the financial year ending on such date or, in the case of the Accounting Statements, a true and fair view of the information required to be contained therein for the relevant period; since publication of any such financial statements delivered there has been no adverse change in the business or financial condition of the Borrower or any of its subsidiaries (if any) which is material in the context of the Borrower's ability to perform its obligations under this Agreement or the other Security Documents;

       (k) the information provided by or on behalf of the Borrower in connection with the negotiation of the Facility and the preparation of the Security Documents was true, complete and accurate in all material respects when supplied, and (to the best of the Borrower's information and belief) since the date of such supply there has been no material adverse change in the position of the Borrower rendering such information misleading;

       (l) no Event of Default or Potential Event of Default has occurred and is continuing;

       (m) the Borrower has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes save for assessments in relation to the ordinary course of its business or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest accounts of the Borrower or information in respect of which has been delivered to the Administrative Agent hereunder; and

       (n) the Borrower is not (nor would be with the giving of notice or the lapse of time or both) in breach of or in default under any agreement relating to any Indebtedness to which it is a party or by which it may be bound, where the amount of such Indebtedness is in excess of (pound)75,000.

11.2   Lenders' Reliance

       The Borrower acknowledges that it has made the representations and warranties referred to in Clause 11.1 with the intention of persuading the Agents and the Lenders to enter into this Agreement and that the Agents and the Lenders have entered into this Agreement on the basis of, and in full reliance on, each of such representations and warranties. The Borrower warrants to the Agents and the Lenders that each of such representations and warranties is true and correct in all material respects as of the date of this Agreement and that none of them omits any matter, the omission of which makes any of such representations and warranties misleading in any material respect.

11.3   Knowledge of Lenders

       The rights and remedies of the Agents and the Lenders in relation to any misrepresentation or breach of warranty on the part of the Borrower shall not be prejudiced by any investigation by or on behalf of the Agent or the Lenders into the affairs of the Borrower or the Hotel Business, by the execution or the performance of this Agreement or by any other act or thing which may be done by, or on behalf of the Agents or the Lenders in connection with this Agreement and which might, apart from this Clause, prejudice such rights or remedies.

11.4   Repetition

       The representations and warranties made by the Borrower pursuant to Clause 11.1 and the warranty made by the Borrower pursuant to Clause 11.2 (other than that made in Clause 11.1(b)) shall survive the execution of this Agreement and the drawing of the Facility hereunder and shall be deemed to be repeated on the date of the Notice of Drawing, at the beginning of each Interest Period as if made at and in respect of the circumstances existing at each such time.

12.    Undertakings

12.1   Specific Undertakings

       The Borrower undertakes with the Agents and each of the Lenders that from and after the date hereof and until all sums due and to become due from the Borrower under or in connection with the Security Documents have been paid or repaid in full the Borrower shall:-

       (a) as soon as the same become available, but in any event within 180 days after the end of each of its financial years, deliver to the Administrative Agent sufficient copies for each of the Lenders of the financial statements relating to the Borrower and its subsidiaries (if any) for such financial year (including its balance sheet and profit and loss account) prepared and audited in accordance with generally accepted accounting practice in the United Kingdom, consistently applied, approved by the Borrower's Board of Directors and certified by a duly authorised officer of the Borrower as giving a true and fair view of the financial condition of the Borrower and its subsidiaries (if any) as at the end of the period to which those financial statements relate and of the results of its and their operations during such period;

       (b) deliver to the Administrative Agent sufficient copies for each of the Lenders as soon as the same become available but in any event within 30 days after each Reporting Date, financial statements and management accounts of the Borrower signed by a director or directors of the Borrower for the period of three months ending on such Reporting Date, such statements and accounts to be in the form of the Accounting Statement and prepared in accordance with generally accepted accounting practice in the United Kingdom and shall (without limitation) certify the Net Operating Profit for each such period, and if the Administrative Agent so requests the Borrower will procure that such statements and accounts shall be certified by the Borrower's auditors as giving a true and fair view of the information contained therein by not later than 60 days after the relevant Reporting Date;

       (c) deliver to the Administrative Agent (in sufficient copies for each of the Lenders if the Administrative Agent so requests) promptly upon becoming aware of them, details of any litigation, arbitration or administrative proceedings which are current, or to its knowledge having made due and proper enquiry threatened or pending in relation to the Borrower and which if adversely determined would or is likely to give rise to a liability on the part of the Borrower in excess of (pound)75,000;

       (d) from time to time at the request of the Administrative Agent, furnish the Administrative Agent with such information about the Properties, the Hotel Business, or the financial condition of the Borrower, as the Administrative Agent may reasonably require;

       (e) obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences, certificates and consents required in or by all applicable laws and regulations to enable the Borrower and the Shareholders lawfully to enter into and perform their respective obligations under the Security Documents, and to authorise the use of the Properties in the manner in which the Properties are from time to time used;

       (f) promptly upon becoming aware of the same inform the Administrative Agent of the occurrence of any Potential Event of Default or Event of Default and on the date hereof, on each day on which it delivers financial statements to the Administrative Agent under Clauses 12.1(a) or
              (b) and also upon receipt of a written request to that effect from the Administrative Agent confirm that no such event has occurred;

       (g)    promptly notify the Administrative Agent of:

              (i) any Encumbrance of which the Borrower becomes aware attaching to the assets or revenues of the Borrower (other than an Encumbrance created in favour of the Agents pursuant to the Security Documents or a Permitted Encumbrance); and

              (ii) any occurrence (including without limitation any third party claim or liability) of which the Borrower becomes aware which would be likely to affect the ability of the Borrower to perform its obligations under any of the Security Documents;

       (h) not without the prior written consent of the Administrative Agent, which may be withheld at its absolute discretion or given subject to any condition or conditions (after consultation with the Lenders);

              (i) grant or authorise the grant of any lease, tenancy or licence of all or any part of the Properties (save for any licences granted to hotel guests in the course of the Borrower's business as hoteliers and any other licence for a period (including any period or periods for which the licensee may have a right of renewal) not exceeding 12 months and in each such case so long as no tenancy or other proprietary interest or security of tenure is created thereby);

              (ii) grant, enter into, or authorise any agreement for the operation of all or any part of the Hotel Business or the Properties as a franchise or on a franchise basis or with any person or persons to operate or manage all or any part of the Hotel Business or the Properties (including without limitation any reservations service agreement) or for the Hotel Business to be operated under any flag or as part of a group including hotels other than the Properties;

              provided that (1) in the event that any such written consent is given by the Administrative Agent, the Borrower will promptly at its cost, supply such documents and other information relating thereto as the Administrative Agent may reasonably require; (2) without limitation to its discretion to decline to give any such consent or to impose further conditions to the giving of any consent) the Administrative Agent may, upon giving any consent in relation to any matter falling within paragraph (ii) above require an undertaking from the relevant person or person with the Security Agent not to determine the relevant agreement without first giving notice to the Security Agent and agreeing to continue such agreement with or for the benefit of the Secured Parties, and from the Borrower to perform its obligations under and to use all reasonable endeavours to enforce the terms of such agreement and to maintain such agreement in force, and to notify the Administrative Agent of any notice received under such agreement (including without limitation) any report or communication in respect of any shortfall or decline in operational standards and
              (3) the Administrative Agent hereby consents to the Borrower entering into the Butlin's Licence, the RLMS Services Agreement, the Butlin's Services Agreement and the LSA Services Agreement (as those terms are defined in the Acquisition Agreement);

       (i)    from and after the Completion Date:-

              (i) obtain, comply with the terms of and do all things necessary to maintain in full force and effect all authorisations, approvals, certificates, licences and consents required in or by all applicable rules and regulations for the use of the Properties for the purpose of the Hotel Business;

              (ii) insure the Properties at all times in their full reinstatement values in accordance with the terms of the Borrower's Charge and subject thereto against such risks as the Administrative Agent shall reasonably require and pending any such requirement against such risks as a prudent owner of the Properties would reasonably be expected to cover which insurance shall include full cover against risks of terrorism (to the extent available on reasonably commercial terms) to the satisfaction of the Administrative Agent and to procure that the Security Agent is nominated as loss payee under such policy (or, if the Security Agent shall so direct, that such insurance is effected in the joint names of the Borrower and the Security Agent); and

              (iii) effect and maintain such insurance in respect of the Hotel Business as a reasonably prudent operator of a business comparable with the Hotel Business may effect or as the Administrative Agent may from time to time require including (but not limited to) third party liability and business interruption insurance in such amount as the Administrative Agent shall reasonably require and to procure that the Security Agent is nominated as loss payee under such policy (or, if the Security Agent shall so direct, that such insurance is effected in the joint names of the Borrower and the Security Agent).

       (j)    not without the prior written consent of the Lenders:-

              (i) save in favour of the Security Agent in accordance with the Security Documents, create or permit to be created or to subsist any Encumbrance on or over the whole or any part of the Borrower's undertaking or assets (including, but without limitation, revenues), present or future other than Permitted Encumbrances; or

              (ii) except in accordance with the Security Documents, borrow or raise any money or incur credit or give any guarantees, indemnities or other assurances against financial loss, other than by the issue of the Loan Note or by the Subordinated Loan;

       (k) not exercise or omit to exercise any right or discretion in relation to the Properties or the Hotel Business in such a way as may adversely affect the value thereof or the interest of the Lenders and the Security Agent therein and, without limitation, not to exercise any right to break or determine any lease under which any of the Properties is held prior to the expiry of the full contractual term thereof without the prior written consent of the Lenders;

       (l) not without the prior written consent of the Administrative Agent (after consultation with the Lenders) or save pursuant to the Improvement Programme to construct any new buildings or structure on the Properties or alter or remove the existing structures or buildings or any part or parts thereof or any fixtures therein;

       (m) deliver to the Administrative Agent (in sufficient copies for each of the Lenders) copies of all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally (or any class of its creditors) at the same time that they are despatched;

       (n) permit each of the Agents and any person (being an accountant, auditor, solicitor, valuer or other professional adviser of such Agent) authorised by either of such Agents to have, at all reasonable times during normal business hours and on reasonable notice, access to the Properties and the accounting books and records of the Borrower;

       (o) pay and discharge all Taxes prior to the date on which the same become overdue unless, and only to the extent that, such Taxes shall be contested in good faith by appropriate proceedings, pending determination of which payment may lawfully be withheld;

       (p) promptly and in any event within any applicable period provided for the same in any applicable statute, law or regulation deliver all necessary forms and documents required to be delivered to or registered with any governmental, statutory or other body or agency in connection with the Security Documents and any of the transactions contemplated thereunder;

       (q) not without the prior written consent of the Administrative Agent sell, transfer, lease, lend or otherwise dispose of any of its undertaking and assets from time to time owned by it with a value in excess of (pound)75,000;

       (r) not, without the prior written consent of the Administrative Agent (after consultation with the Lenders), make any change in the Hotel Business which would result in a substantial change in such business (including, without limitation, the name under which any of the Properties is operated as a hotel), nor carry on any other business which is substantial in relation to the Hotel Business as at present conducted;

       (s) not, without the prior written consent of the Administrative Agent (after consultation with the Lenders), merge or consolidate with any other person or enter into any joint venture or partnership agreement;

       (t) not, without the prior written consent of the Administrative Agent (after consultation with the Lenders), incorporate any company as its subsidiary or acquire any shares or securities issued by any company;

       (u) not, without the prior written consent of the Administrative Agent (after consultation with the Lenders), make any redemption of any of its shares, purchase any of its shares or otherwise reduce its issued share capital from time to time, nor declare or pay any dividend or other distribution on its shares nor to make any repayment or partial repayment of the stock constituted by or under the Loan Note prior to 23 June 2002 nor make or agree to the conversion of such stock nor consent to the transfer of such stock other than as permitted by the Loan Note nor* agree to any variation of the terms of the Loan Note ;

       (v) take all steps available to the Borrower which are reasonably required by the Administrative Agent so as to enable interest payable hereunder to be made without deduction of Tax;

       (w) procure the delivery by no later than 30 September 1999 to the Administrative Agent from a suitably qualified professional person

--------
* Amended in manuscript on executed Agreement
              or firm acceptable to the Administrative Agent of a certificate addressed to the Administrative Agent and the Lenders confirming that all computer and other systems used in connection with the Hotel Business and/or the Properties are Millennium compliant; and

       (x) comply in all respects with its obligations under the Acquisition Agreement and will (subject always to the terms of the Acquisition Agreement Charge) enforce or procure enforcement of the Acquisition Agreement and its rights under the Acquisition Agreement in accordance with its terms and will not amend or vary the same in any material respect or grant any waiver of time or indulgence under the Acquisition Agreement and will so far as is within its power of procurement proceed to completion of the Acquisition Agreement in accordance with its terms.

12.2   General

       The Borrower hereby agrees that at any time and from time to time upon the written request of the Administrative Agent and/or the Security Agent the Borrower will promptly and duly execute, deliver and do any and all such further acts, instruments, documents, matters and things as either of the Agents may reasonably require for the purpose of obtaining the full benefit or intended benefit of this Agreement and the other Security Documents and of the rights, title, interest and powers granted or intended to be granted herein and therein.

13.    Changes in Circumstances

13.1   Illegality

       If for any reason it becomes unlawful or prohibited by law or regulatory requirement or any judgment, order or direction of any court, tribunal or authority binding upon a Lender for any Lender to make or maintain its participation in the Loan or to give effect to any of its obligations owed to the Borrower as contemplated by this Agreement or to fund in the London Interbank Market the whole or any part of its participation in the Loan, such Lender shall inform the Administrative Agent and the Administrative Agent shall thereupon give notice to the Borrower to that effect and thereupon the Borrower shall prepay such Lender's participation in the Loan on the latest date as may be required by the relevant law or regulatory requirement in accordance with and subject to the provisions of Clause 13.4. Without prejudice to the obligations of the Borrower to so prepay, the Administrative Agent, the Lender so affected and the Borrower shall negotiate in good faith during the period of 30 days next succeeding the giving of such notice with a view to agreeing an alternative basis mutually acceptable to such Borrower and the Lender for such Lender to make or maintain its participation in the Loan.

13.2   Increased Costs

       If by reason of the introduction of or any change in any applicable law, treaty, regulation or regulatory requirement or any change in the interpretation or application of any of the foregoing by any judicial, governmental or other competent body or authority or if by reason of compliance by any Lender or either of the Agents with any applicable directive, request or requirement (whether or not having the force of law but with which banks normally comply) of any central bank (including, but not limited to, the European Central Bank) or governmental, fiscal or other authority (including, but not limited to, a directive, request or requirement relating to any Lender's allocation of capital for the purpose of its business):-

       (a) the cost to any Lender of making, funding or maintaining its participation in the Loan (including, without prejudice to the generality of the foregoing increased costs as a result of changes or modifications in any applicable reserve requirements or capital adequacy requirements or supervisory fees) or of otherwise giving effect to this Agreement or any of the arrangements contemplated hereby is increased; and/or

       (b) any sum received or receivable by any Lender or either of the Agents under or in connection with this Agreement or any of the other Security Documents or the effective return to any Lender or either of the Agents under or in connection with this Agreement or any of the other Security Documents is reduced; and/or

       (c) any Lender or either of the Agents makes any payment or forgoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under or in connection with this Agreement or any of the other Security Documents; and/or

       (d) any Lender suffers a reduction in the rate of return on its overall capital in respect of this Agreement below a level which might reasonably have been expected at the date hereof and which it would otherwise have been able to achieve; and/or

       (e) any Lender or either of the Agents is subject to liability to Tax in connection with its Commitment or share of Outstandings (if any) or any part thereof or in connection with any of the Security Documents, in any such case by or in an amount (in this Clause referred to as the "Relevant Amount") which such Lender or such Agent deems material, then and in any such case:

              (i) the claimant (being such Lender or, as the case may be, such Agent wishing to make a claim under this Clause) shall promptly notify the Borrower in writing (in the case of such Lender, through the

                     Administrative Agent) of the happening of such event;

              (ii) the Borrower shall pay from time to time to the Administrative Agent for the account of the claimant, on demand made to it, such amounts as the claimant may specify to be necessary to compensate the claimant for the Relevant Amount; and

              (iii) in the case of a demand made by a Lender, the Borrower shall be at liberty at any time after the receipt of such notice, so long as the circumstances giving rise to such Relevant Amount continue, on giving not less than five business days' irrevocable notice to the Administrative Agent and such Lender, to prepay all (but not part only) of such Lender's participation in the Loan in accordance with and subject to the provisions of Clause 13.4, and the right to make any such demand as is referred to in Clause 13.2(ii) shall survive the repayment or prepayment of the Loan.

       Provided that the Borrower shall have no obligation to make payment pursuant to Clause 13.2(ii) where any increased cost:

       (a)    is compensated for by the payment of the Mandatory Costs Rate;

       (b) is compensated for by the operation of Clause 14.3 (Withholding) or would have been compensated for by the operation of such clause but for a Lender ceasing to be a Qualifying Lender;

       (c) which represents Tax on, or any change in the rate of Tax on, the overall net income, profits or gains of a Lender (or the overall net income of a division or branch of the Lender) imposed in the jurisdiction in which its principal office or Lending Office for the time being is situate or in which it is resident for Tax purposes or is carrying on business and by virtue thereof is subject to Tax in that jurisdiction; or

       (d) is attributable to a Lender incurring, after the date of this Agreement, a commitment to lend (or lending pursuant to any such commitment) in breach of any regulation of any central bank or other fiscal, monetary or other authority having jurisdiction over that Lender.

13.3   Market Disruption

       (a)    Notwithstanding   anything  to  the  contrary  contained  in  this
              Agreement, if:-

              (i) the Administrative Agent receives notice from a Lender (an "Affected Lender") at any time that the relevant LIBOR calculated as provided in this Agreement would not or does not accurately reflect the cost to it of funding its participation in the Loan during the Interest Period in question or that by reason of circumstances generally affecting the London Interbank Market it is impracticable for the Affected Lender to fund or continue to fund its portion of the Loan during such period; or

              (ii) in respect of any Interest Period in respect of which interest is to be determined by reference to the rates quoted by the Reference Banks no Reference Bank or only one Reference Bank furnishes a quotation to the Administrative Agent for the purpose of determining LIBOR on the applicable Quotation Date; or

              (iii) the Administrative Agent determines that at 11:00am on the applicable Quotation Date in respect of any such Interest Period as is referred to in Clause 13.3(a)(ii) none or one only of the Reference Banks was being offered deposits in Sterling in the London Interbank Market for the Interest Period in question, the Administrative Agent shall give notice to the Borrower and to the Lenders stating the circumstances which have caused the notice to be given. The Loan shall (subject to the other terms and conditions of this Agreement) nonetheless be made on the requested Drawdown

              Date if it has not already been made. The Administrative Agent (on behalf of and after consultation with the Lenders or, as the case may be, the Affected Lender) and the Borrower shall negotiate in good faith during the period (hereinafter called the "negotiation period") of 30 days next succeeding the giving of such notice to the Borrower with a view to agreeing an alternative basis acceptable to the Borrower and the Lenders or, as the case may be, the Affected Lender for funding or continuing to fund the Loan to the Borrower whether with the currency of the Loan or with some other currency or otherwise and/or for determining the interest rates and/or Interest Periods from time to time applicable to the Loan.

       (b) If the Administrative Agent and the Borrower are unable during the negotiation period to agree upon an alternative basis as aforesaid acceptable to the Borrower and the Lenders or, as the case may be, the Affected Lender, the Interest Period or Interest Periods applicable to the Loan (or affected part thereof) following such notification shall each be deemed to be or have been of a duration of one month (or such other period as the Administrative Agent may consider appropriate) and the Administrative Agent shall set out the Interest Period or Interest Periods and the rate or rates of interest applicable in respect of such Interest Period or Interest
              Periods,   which  rate  or  rates
              shall represent the cost as determined by each Lender or, as the case may be, the Affected Lender (and notified to the Administrative Agent) of funding its participation(s) in the Loan from whatever source or sources it shall think fit during the Interest Period or Interest Periods in question plus a rate of interest per annum equal to the Margin and the Mandatory Costs Rate. The foregoing procedure shall be repeated as often as may be necessary and interest accruing under this Clause 13.3 shall accrue from day to day and shall be payable by the Borrower on the last day of each Interest Period so set.

       (c) Once the circumstances which have caused this Clause 13.3 to be implemented have ceased to exist, the other provisions of this Agreement regarding the calculation and payment of interest in respect of the Loan shall operate with effect from the end of the current Interest Period set by paragraph (b) of this Clause 13.3.

       (d) The Borrower shall be at liberty at any time after the setting of an interest rate or interest rates by the Administrative Agent as aforesaid (but only so long as the circumstances which have caused this Clause 13.3 to be implemented continue to exist) on giving not less than five business days' irrevocable prior written notice to the Administrative Agent and the Lenders or as the case may be an Affected Lender to repay to the Administrative Agent for the account of the Lenders or as the case may be an Affected Lender all (but not part only) of the Loan or the affected part thereof to which such interest rate or interest rates apply in accordance with and subject to the provisions of Clause 13.4.

13.4   Prepayment

       Where any Lender's participation in the Loan is prepaid by the Borrower pursuant to any of the provisions of this Clause 13 the Borrower shall simultaneously with such prepayment pay to the Administrative Agent for the account of such Lender accrued interest on any sum prepaid and all other sums payable by the Borrower to or for the account of such Lender pursuant to this Agreement together with such amount as may be specified by such Lender to be necessary to compensate it for any loss (including, without limitation loss of profit) incurred by it for the remainder (if any) of the then current Interest Period(s) as a consequence of such prepayment together also with any amounts which may be payable under Clause 17 but no other premium or penalty and the amount of the Loan shall be reduced accordingly.

13.5   Certificate

       The certificate of the Administrative Agent or, as the case may be, any Lender as to any of the matters referred to in this Clause (accompanied by reasonable documentation and details in respect of any relevant calculations) shall, save for any manifest error, be conclusive and binding on the Borrower.

14.    Payments

14.1   Procedure

       (a) All sums to be advanced by the Lenders to the Borrower shall be paid by the Lenders to the account of the Administrative Agent specified by the Administrative Agent to the Lenders for that purpose and shall be paid by the Administrative Agent to the Borrower to such account or accounts as the Borrower may notify to the Administrative Agent for that purpose.

       (b) All repayments and prepayments under Clause 7 (Repayment and Prepayment), payments of interest to be made under Clauses 6 (Interest), 13 (Changes in Circumstances) or this Clause 14 and payments under Clauses 16 (Expenses, Fees and Commissions) and 17 (Indemnities) and other payments to the Lenders by the Borrower hereunder shall be made by the Borrower to the Administrative Agent for the account of the Lenders in Sterling in cleared funds on the date due for payment to such account as the Administrative Agent may notify to the Borrower for this purpose. The Administrative Agent shall forthwith distribute such payments to the Lenders in accordance with their respective entitlements hereunder.

       (c) If any sum becomes due for payment hereunder on a day which is not a business day, such payment shall be made on the next succeeding business day and interest shall be increased accordingly unless such next succeeding business day falls in another calendar month in which event such payment shall be made on the immediately preceding business day.

       (d)    (i)    Unless the Administrative Agent shall have been notified by a Lender not later than one business day prior to the Drawdown Date that such Lender will not make available its portion of the Facility the Administrative Agent may assume that such Lender has made its portion available to the Administrative Agent. If the Administrative Agent makes an amount available to the Borrower which has not (but should have) been made available to the Administrative Agent by a Lender, the Administrative Agent shall be entitled to recover the relevant amount from such Lender on demand, or failing this, the Borrower shall on request made by the Administrative Agent to the Borrower refund such amount, together with interest thereon at the rate determined by the Administrative Agent (save in the case of manifest error) to be equal to the cost to the Administrative Agent of funding such amount for the period until receipt by the Administrative Agent thereof.

              (ii) If the Administrative Agent makes an amount available to a Lender which has not (but should have) been made available to the Administrative Agent by the Borrower, such Lender shall on request refund such amount to the Administrative Agent together with interest thereon at the rate determined by the Administrative Agent to be equal to the cost to the Administrative Agent of making available such amount for the period until receipt by the Administrative Agent thereof.

14.2   Default Interest

       In any event of non-payment by the Borrower of any sum due from it on the date upon which the same is due and payable pursuant to this Agreement the Borrower shall pay interest on demand made on the Borrower on such sum from and including the date of such non-payment to the date of actual payment (as well after as before judgment) at the rate per annum determined by the Administrative Agent from time to time to be the aggregate of (i) the Margin, (ii) 2% per annum, (iii) LIBOR for such consecutive periods as the Administrative Agent may determine (provided that for the first two business days following default the rate of interest applicable shall be overnight LIBOR), and (iv) the Mandatory Costs

       Rate in respect of such unpaid sum.

14.3   Withholding; Gross-up

       All payments to be made by the Borrower under this Agreement, whether in respect of principal, interest, fees or otherwise, shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any Taxes that may be imposed in the United Kingdom or any other jurisdiction from which payment may be made by the Borrower under this Agreement. If the Borrower shall be required by law to effect any deduction or withholding or payment as aforesaid from or in connection with any payment made under this Agreement for the account of any Lender or, as the case may be, for the account of or for either Agent's own account (the person for whose account the payment is made being herein referred to as the "Payee") then:

       (a) the Borrower shall promptly notify the Administrative Agent upon becoming aware of the relevant requirements to deduct any such deduction or withholding or payment;

       (b) the Borrower shall ensure that such deduction or withholding or payment does not exceed the minimum legal liability therefor, shall remit the amount of such Tax to the appropriate Taxation authority and shall forthwith pay to the Administrative Agent for the account of the Payee such additional amount as will result in the immediate receipt by the Payee of the full amount which would otherwise have been receivable hereunder had no such deduction or withholding or payment been made; and

       (c) the Borrower shall not later than 50 days after each deduction or withholding or payment of any Taxes forward to the Administrative Agent documentary evidence reasonably required by the Payee in respect of the payment of any Taxes which the Administrative Agent shall forward to the Payee upon receipt by the Administrative Agent.

14.4   Credit Against Tax

       If the Borrower makes a payment pursuant to Clause 14.3 or Clause 14.5 to or for account of any Lender and such Lender (or in the case of Clause
       14.5 the relevant Agent) determines (which determination shall be in its sole discretion but exercised in good faith) that it has received or been granted a credit against or relief or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payments, such Lender (or in the case of Clause 14.5 the relevant Agent) shall, to the extent that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender (or in the case of Clause 14.5 the relevant Agent) shall have determined (which determination shall be in its sole discretion but exercised in good faith) to be attributable to such deduction or withholding and which will leave such person (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender or either Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or either Agent to disclose any information relating to its tax affairs or any computations in respect thereof or in respect of payments under this Agreement.

14.5   Agency Payments

       If either Agent is obliged by law or any regulatory action or decision to make any deduction or withholding from any payment to any of the Lenders (an "agency payment") which represents an amount or amounts received by such Agent from the Borrower under the Security Documents, the Borrower shall pay directly to the relative Lender such sum (an "agency compensating sum") as will, after taking into account any deduction or withholding which the Borrower is obliged to make from the agency compensating sum, enable such Lender to receive, on the due date for payment of the agency payment, an amount equal to the agency payment which such Lender would have received in the absence of any obligation to make any deduction or withholding.

14.6   Currency of Account

       Sterling shall be the currency of account and payment of each and every sum due from the Borrower under the Security Documents except that any payment by the Borrower in respect of any cost, loss, expense, liability, duties or taxes referred to in Clauses 16 (Expenses, Fees and Commissions) and/or 17 (Indemnities) shall be made in the currency in which the same were incurred by the relevant Secured Party.

14.7   Appropriation of Payments

       If the Administrative Agent receives a payment insufficient to discharge all the amounts then due and payable by the Borrower under this Agreement, the Administrative Agent shall have an absolute and unfettered right to appropriate any payments received from the Borrower, or amounts recovered under the Security Documents to such indebtedness of the Borrower hereunder (and whether to principal, interest or any other sums payable hereunder) as the Administrative Agent may determine, to the exclusion of any right on the part of the Borrower to make an appropriation in respect of such payments.

14.8   Qualifying Lenders

       Each Lender confirms as at the date hereof, or, in the case of a Lender which is a Transferee, successor in title or assign, on the date of the relevant transfer, assignment or succession, that it is a Qualifying Lender. If otherwise than as a result of the introduction of, change in, or change in the interpretation or application of, any law or regulation or any published practice or published concession of a relevant taxing authority occurring after the date of this Agreement or the date upon which any rights under this Agreement were assigned or transferred to that Lender as Transferee or assignee or the date upon which it succeeded to such rights as successor in title, a Lender is not or ceases to be a Qualifying Lender the Borrower shall not be required to pay to such Lender under this Clause 14 any amount in respect of Taxes in excess of the amount it would have been obliged to pay if that Lender had been or had not ceased to be a Qualifying Lender.

14.9   Double Taxation Treaties

       If a Lender is resident in a country with which the United Kingdom has an appropriate double taxation treaty under which that Lender would be entitled to receive principal, interest and fees under this Agreement from the Borrower without withholding of United Kingdom income tax then (unless such Lender is able to receive such principal interest and fees without such withholding other than by virtue of such double tax action treaty) that Lender shall apply to the appropriate authorities for such exemption and shall deliver to the Inland Revenue such United Kingdom Inland Revenue forms as may be required for that Lender to claim such exemption from United Kingdom withholding tax and the Borrower shall not be required to pay to that Lender under this Clause 14 any amount in respect of Taxes in excess of the amount it would have been obliged to pay if such application had been made and such Inland Revenue forms had been so delivered.

15.    Default

15.1   Events of Default

       Each of the following events (whether or not arising as a result of events or circumstances beyond the control of the Borrower) shall constitute an Event of Default, namely if:

       (a) the Borrower shall fail to pay any principal, interest, fees or any other sum payable pursuant to this Agreement or any other Security Document on the date upon which the same is due and payable and at the place at and in the currency in which it is expressed to be payable pursuant to this Agreement unless the failure is due solely to technical or administrative reasons beyond its control and the relevant amount is duly paid within 2 business days after the due date; or

       (b) the Borrower shall commit any breach (other than as referred to in Clause 15.1(a)) of or default in the due performance or observance of any of its obligations or undertakings contained in this Agreement or the other Security Documents and such breach, if capable of remedy, is not remedied within 20 business days after the Borrower becomes aware of it; or

       (c) any representation or warranty or statement made or deemed to be made or repeated by the Borrower in connection with the negotiation of this Agreement or in any Security Document or in any notice, certificate or statement of fact referred to in or delivered under any of the Security
              Documents is or shall prove to be untrue or incorrect in any material respect or misleading when made or deemed or to be made or repeated hereunder; or

       (d) any of the Security Documents is not or ceases to be in full force and effect or the validity or enforceability of any of the terms of any of the Security Documents shall be contested by the Borrower or any other party thereto (other than any of the Secured Parties), or at any time any act, condition or thing required to be done, fulfilled or performed in order (i) to enable the Borrower lawfully to enter into, or exercise its rights under and perform the obligations expressed to be assumed by it in each Security Document, or (ii) to ensure that the obligations expressed to be assumed by the Borrower in each Security Document are legal, valid and enforceable, is not done fulfilled or performed when due; or

       (e) any Indebtedness of the Borrower (including, but without limitation, the Loan Note or the Subordinated Loan) in excess of (pound)10,000 in aggregate or (in the case of trade supplies in the ordinary course of business) in excess of (pound)100,000 in aggregate:-

              (i) is declared to be or otherwise becomes due and payable prior to its specified maturity by reason of an event of default or default; or

              (ii)   is not paid when due or within any applicable grace period,

              or any creditor or creditors of the Borrower become(s) entitled to declare any such Indebtedness due and payable prior to its specified maturity, and in any such case such declaration is not challenged by the commencement of bona fide legal proceedings; or

       (f) any Encumbrance securing Indebtedness over any asset of the Borrower (including, without limitation, the Permitted Charge) becomes enforceable or a creditor or encumbrancer attaches or takes possession of, or a distress, execution, sequestration or other process is levied or enforced upon or sued out against, any of the undertaking and assets of the Borrower; or

       (g)    the Borrower:

              (i) is, or is deemed for the purposes of any law to be, unable or admits its inability to pay its debts as they fall due; or

              (ii) suspends making payments on all or any class of its debts or announces an intention to do so, or a moratorium is declared in respect of any of its Indebtedness; or

              (iii) commences negotiations with one or more of its creditors with a view to the general readjustment or rescheduling of all or part of its Indebtedness which it would otherwise not be able to pay as it falls due; or

              (iv)   proposes   or  enters   into  any   composition   or  other
                     arrangement for the benefit of its creditors generally or any class of creditors; or

       (h) the Borrower takes any action (including petition, proposal or convening a meeting) or any legal proceedings are started or other steps are taken for:-

              (i)    the Borrower to be adjudicated or found insolvent; or

              (ii) the winding-up or dissolution of the Borrower (other than in connection with a solvent reconstruction, the terms of which have been previously approved in writing by the Majority Lenders); or

              (iii) the appointment of a trustee, receiver, administrative receiver, administrator or similar officer of the Borrower or the whole or any part of its undertaking and assets; or

       (i) any adjudication, order or, as the case may be, appointment is made under or in relation to any of the proceedings referred to in Clause 15.1(h); or

       (j) any event occurs or proceeding is taken with respect to the Borrower in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 15.1(g) or (h); or

       (k) the Borrower suspends or ceases, or threatens to suspend or cease, to carry on the whole or a substantial part of its business or sells or otherwise disposes of the whole or any substantial part of its business, undertaking or assets, or threatens to do any of the same without the prior written consent of the Lenders; or

       (l) the Borrower fails to perform any of its obligations (being obligations which the Administrative Agent determines in its discretion to be material) under any other agreement between the Borrower and an Agent, or any of the Lenders, as the case may be; or

       (m) any of the holdings of, or the beneficial ownership of any of, the issued share capital of the Borrower changes without the previous written consent of the Majority Lenders; or

       (n) any change shall occur in the business or financial condition of the Borrower from that disclosed to the Lenders which, in the reasonable opinion of the Majority Lenders, constitutes an adverse change material to the ability of the Borrower to perform its obligations under any of the Security Documents; or

       (o) all or any part of the Properties is compulsorily purchased or the applicable local authority makes an order for the compulsory purchase of the same; or

       (p) any destruction of or damage to the Properties occurs which in the opinion of the Majority Lenders is material and where such damage or the cost of reinstatement is not fully covered by insurance effected pursuant to Clause 12.1; or

       (q) it is or becomes unlawful for the Borrower to perform any of its obligations or purported obligations under the Security Documents; or

       (r) any event occurs or proceeding is taken with respect to the Borrower in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in Clauses 15.1(a) to (f), (h) or (k) to (o).

15.2   Acceleration

       At any time after the happening of an Event of Default the Administrative Agent may and shall if so requested by the Majority Lenders by notice in writing to the Borrower:

       (a) declare that the Loan and all interest thereon and all other sums payable by the Borrower pursuant to this Agreement and any other Security Document have become immediately due and payable whereupon the same shall become immediately due and payable by the Borrower; and/or

       (b) declare that the Facility shall be cancelled forthwith, whereupon the same shall be so cancelled.

16.    Expenses, Fees and Commissions

16.1   Initial and Continuing Costs

       The Borrower shall pay to the Administrative Agent on demand made on the Borrower all expenses (including, but not limited to the expense of Approved Valuations as provided by Clause 9.4 (though only for additional Approved Valuations in accordance with Clause 9.4) and the Approved Valuations and other surveys and reports referred to in the Fourth Schedule and all other survey report valuation and legal fees and all fees of the internal specialists of the Administrative Agent) (and all Value Added Tax and similar Taxes thereon, if any) properly and reasonably incurred or (in the case of its internal specialists) notionally and reasonably incurred by the Administrative Agent and the Lenders in connection with the negotiation, preparation, execution and printing of this Agreement and the other Security Documents and the arrangement of the Facility, the Hedging Arrangements (but so that for the avoidance of doubt the premium payable in respect of the Hedging Arrangements shall be paid to and retained by the Hedge Provider) and any amendment, extension or consent or any other matter not of a routine administrative nature arising out of or in connection with any Security Document.

16.2   Enforcement Costs

       The Borrower shall pay to the Administrative Agent on demand made on the Borrower all expenses certified by either of the Agents or by any Lender through the Administrative Agent as having been incurred by it (including the fees payable or notionally payable to any internal specialists of the Administrative Agent at their normal charging rate) in protecting or preserving any of the rights of the Agents or such Lender against or relating to the Borrower or in enforcing any of such rights or in suing for or recovering any sum due to the Agents or such Lender hereunder from the Borrower or in investigating any Potential Event of Default.

16.3   Stamp Duty

       The Borrower shall pay on demand made on the Borrower all stamp, documentary and other like duties and taxes, if any, to which this Agreement and any other Security Document may be subject or give rise (including, without limitation, any such duties and taxes as are payable on or in connection with the acquisition of the Properties and the Hotel Business or the enforcement of this

       Agreement) and shall indemnify the Administrative Agent on behalf of the Lenders against any and all liabilities with respect to or resulting from any delay or omission on the part of the Borrower to pay any such duties or taxes. Demand under this Clause 16.3 shall be made by the Administrative Agent on the Borrower.

16.4   Arrangement Fee

       The Borrower shall pay to the Administrative Agent in Sterling immediately on the Drawdown Date an arrangement fee of one per cent (1%) of the Facility Amount. Such fee shall be paid to the Administrative Agent for the account of the Lenders listed in the First Schedule and shall be divided between them in such proportions as they shall have agreed.

16.5   Reimbursement by Borrower

       If the Borrower fails to perform any of its obligations under this Clause 16 (Expenses, Fees and Commissions), the Borrower shall forthwith reimburse the Administrative Agent for any payment made by it under this Clause.

17.    Indemnities

17.1   General

       Subject to Clause 17.4 the Borrower shall upon demand and without prejudice to any other rights which either Agent or any Lender may have under any Security Document indemnify and keep indemnified each Agent, each Lender and the Hedge

       Provider against any funding or other cost, loss, expense or liability (including, without limitation, any losses, costs or expenses sustained or incurred in liquidating deposits taken to fund or maintain the Loan, or sustained or incurred in connection with the cancellation, termination, reduction or rearrangement of the Hedging Arrangements) which it may sustain or incur as a result of:-

       (a) the Facility not being made available to the Borrower by reason of non-fulfilment of any of the conditions in Clause 4 (Availability and Drawing) (other than by reason of the negligence or default of the Agent or Lender otherwise entitled to such indemnity), or the Borrower purporting to revoke a Notice of Drawing; or

       (b) the occurrence or continuance of any Event of Default or Potential Event of Default and/or the declaration of the Loan to be immediately due and payable; or

       (c) any party or any Agent on its behalf (whether by reason of mandatory prepayment or otherwise) receiving or recovering all or any part of the Loan or overdue sum otherwise than on the last day of an Interest Period relating to the Loan or overdue sum and/or otherwise than on the relevant Repayment Date; or

       (d) the Borrower making a payment other than in accordance with Clause 14 (Payments) unless the Administrative Agent has given its prior written consent to such payment in a specified manner,

17.2   Currency Indemnity

       (a) If, for any reason, any payment due from the Borrower under or in connection with any Security Document is made or is satisfied in a currency (the "Other Currency") other than the currency in which the relevant payment under this Agreement is due (the "Contractual Currency"), then to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, in the case of the liquidation or insolvency of the Borrower, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation or insolvency) actually received by the party entitled thereto falls short of the amount expressed to be due under the terms of this Agreement or, as the case may be, such other Security Document, the Borrower shall, as a separate and independent obligation, indemnify the party entitled thereto and hold such party harmless against the amount of such shortfall.

       (b) If on any occasion the Contractual Currency so purchased exceeds the amount payable hereunder in the Contractual Currency to the party entitled thereto then, subject to the Borrower having no further obligation, actual or contingent, to such party under this Agreement, such party shall refund to the Borrower the excess amount of the Contractual Currency so purchased.

       (c) For the purpose of this Clause "rate of exchange" means the rate at which the party entitled thereto is able on the relevant date to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

17.3   Independent Obligations

       The above indemnities shall constitute separate and independent obligations of the Borrower from the other respective obligations under this Agreement, shall give rise to a separate and independent cause of action against the Borrower and shall apply irrespective of any indulgence granted by the Lenders or by the Agents from time to time.

17.4   Double Counting

       None of the Agents or the Lenders shall be entitled to make any recovery by way of indemnity if and to the extent that they would thereby recover more than once in respect of the same loss.

18.    The Agents

18.1   Appointment

       Each Lender and the Hedge Provider irrevocably appoints the Administrative Agent to act as its agent for the purpose of this Agreement and the Security Agent to act as its agent and trustee for the purpose of the Security Documents and irrevocably authorises each of them to take such action and exercise such rights, powers and discretions as are specifically delegated to it by this Agreement or the other Security Documents and such other action, rights, powers and discretions as are reasonably incidental thereto. However, no Agent may begin any legal action or proceeding in the name of a Lender or the Hedge Provider without its consent. The relationship between the Administrative Agent and the Lenders is of agent and principal only. The Administrative Agent shall not be a trustee for any Lender or the Hedge Provider, nor an agent or trustee for the Borrower or any other party thereto, under or in relation to any Security Document. The Security Agent shall not be an agent or trustee for the Borrower or any other party thereto other than the Secured Parties under or in relation to any Security Document.

18.2   Duties of Administrative Agent

       The Administrative Agent shall:

       (a) promptly send to each Lender details of each communication received by it from the Borrower under this Agreement (except that details of any communication relating to a particular Lender shall be sent to that Lender only), details of any Transfer Certificate executed by any other Lender and provide such other information relating to the Facility as any Lender may reasonably request;

       (b) promptly send to each Lender a copy of any legal opinion delivered under this Agreement and of any document or information received by it under Clause 4 (Availability and Drawing);

       (c) subject to the other provisions of this Clause 18 (The Agents), act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement, provided however that except with the prior written consent of all the Lenders, the Administrative Agent shall not be entitled to (i) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under this Agreement, (ii) change the currency in which any amount is payable under this Agreement, (iii) increase any Lender's Commitment, (iv) extend the Availability Period, (v) amend the definition of "Majority Lenders" in Clause 1.1, (vi) amend the provisions of Clauses 9.1, 9.2, 9.3, 9.4, 9.5, or 15.2 (vii) change the
              Valuation Basis or (viii) amend this Clause 18.2; and

       (d) have only those duties, obligations and responsibilities of a solely mechanical and administrative nature, expressly specified in this Agreement.

18.3   Duties of Security Agent

       The Security Agent shall:

       (a) subject to the other provisions of this Clause 18 (The Agents), act in accordance with any instructions from the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising a right, power or discretion vested in it under this Agreement or the other Security Documents, provided however that except with the prior written consent of all the Lenders, the Security Agent shall not be entitled to (i) extend the due date or reduce the amount of any payment of principal, interest or other amount payable under the Security Documents, (ii) change the currency in which any amount is due or payable under the Security Documents, or (iii) amend the definition of "Majority Lenders" for the purposes of the Security Documents;

       (b) notify the Lenders as soon as reasonably practicable if it has actual knowledge or express notice of the occurrence of an Event of Default or Potential Event of Default; and

       (c) have only those duties, obligations and responsibilities expressly specified in the Security Documents.

18.4   Performance of Duties

       Each Agent:

       (a) may perform any of its duties, obligations and responsibilities under the Security Documents by or through its personnel or agents;

       (b) may refrain from exercising any right, power or discretion vested in it under the Security Documents until it has received instructions from the Majority Lenders or (subject to the Inter-Creditor Agreement) the Hedge Provider (provided that instructions have been requested) as to whether (and, if it is to be, the way in which) it is to be exercised and shall in all cases be fully protected when acting, or (if so instructed) refraining from acting, in accordance with instructions from the Majority Lenders or (as the case may be) the Hedge Provider;

       (c) may treat (i) the Lender which makes available any share of the Loan as the person entitled to repayment of that share unless all or part of it has been assigned or transferred (and the Administrative Agent has received notice of that assignment or transfer) in accordance with Clause 19 (Transfer); and (ii) the office(s) notified by a Lender to the Administrative Agent for this purpose before the signing of this Agreement (or, as the case may be, in the relevant Transfer Certificate or notice of assignment) as its Lending Office(s) unless the Administrative Agent has received from that Lender a notice of change of Lending

              Office in accordance with Clause 19 (Transfer). Each Agent may act on any such assignment and/or notice until it is superseded by a further assignment and/or notice;

       (d) shall not be required to do anything which would or might in its reasonable opinion be contrary to any law or directive or otherwise render it liable to any person which is not a party to the Security Documents and may do anything which is in its reasonable opinion necessary to comply with any law or directive;

       (e) shall not be required to make any enquiry as to default by the Borrower (unless specifically so instructed by the Majority Lenders) in the performance or observance of any of the provisions of the Security Documents or as to the existence of any Event of Default or Potential Event of Default unless that Agent acquires actual knowledge to the contrary or has been notified in writing thereof by a Lender;

       (f) may refrain from taking any step (or further step) to protect or enforce the rights of any person under the Security Documents until it has been indemnified (or received confirmation that it will be so indemnified) and/or secured to its satisfaction against any and all actions, charges, costs, losses, expenses or liabilities (including legal, accountants' and other professional fees) which would or might be brought, made or preferred against or suffered, sustained or incurred by it as a result; and

       (g) shall notify the Lenders and (if appropriate) seek instructions of the Lenders in relation to any material communication from the Borrower and, in particular, shall seek the consent of the Lenders if the Borrower requests the Administrative Agent to consent to the grant of any matter referred to in Clause 12.1 (h) or to structural alterations to the Properties or to capital expenditure in excess of (pound)100,000 (other than in relation to the Improvement Programme in respect of which Clause 9.5 shall apply) and the Lenders shall not unreasonably withhold or delay the giving of such instructions.

18.5   Agents' Discretions

       Each Agent may:

       (a) assume that any representation made by the Borrower or any other party thereto in connection with the Security Documents is true;

       (b) assume that no Event of Default has occurred and that the Borrower is not in breach of or default under the Security Documents;

       (c) assume that any right, power, authority or discretion vested in this Agreement upon the Majority Lenders or any other person has not been exercised;

       (d) rely on any communication, certificate, legal opinion or other document reasonably believed by it to be genuine;

       (e) rely as to any matter of fact which might reasonably be expected to be within the knowledge of any person, on a written statement by that person and on any communication or document believed by it to be genuine;

       (f) obtain and pay for the advice or services of any lawyers, accountants, surveyors or other experts in relation to the negotiation, preparation, execution and enforcement of the Security Documents as may to it seem necessary or desirable and rely on any such advice;

       (g) retain for its own benefit and without liability to account any fee or other sum receivable by it in connection with its agency and subject always to Clause 20 (Set Off/Pro-Rata Sharing) for its account; and

       (h) subject to the interests of the Lenders not being thereby prejudiced accept deposits from, lend money to, provide any advisory or other services or engage in any kind of banking or other business with, any party to any Security Document or related company of any party (and, in each case, may do so without liability to account to any Lender).

18.6   Limitation of Responsibilities

       No Agent nor any of their respective personnel or agents shall be:

       (a) responsible for the adequacy, accuracy, completeness or reasonableness of any representation, warranty, statement, projection, assumption or information provided by the Borrower to any Lender, or contained in any Security Document or any notice or other document delivered under or in connection with any Security Document including, but without limitation, any financial statement delivered by the Borrower or on its behalf under Clauses 12.1(a) or (b) or otherwise and any Approved Valuation or other valuation, survey or report relating to the Properties and/or the Hotel Business;

       (b) responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any Security Document or any such notice or other document or for the satisfaction or failure by the Borrower to satisfy any condition precedent to the utilisation of the Facility; or

       (c) responsible for the collectability of amounts payable under any Security Documents;

       (d) responsible for the accuracy of any statements (whether written or oral) made in or in connection with any Security Documents; or

       (e) liable for anything done or not done by it or any of them under or in connection with any Security Document save in the case of its or their own gross negligence or wilful misconduct (but so that this Clause 18.6(e) shall not be construed to impose any liability in respect of any matter for which liability is under any other provision of this Clause excluded).

18.7   The Agents as a Lender

       Each Agent shall have the same rights and powers with respect to its Commitments and Outstandings (if any) as any other Lender and may exercise those rights and powers as if it were not also acting as an Agent.

18.8   No Reliance on Agents

       Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Security Document, each Lender and the Hedge Provider confirms that it has itself been, and will at all times continue to be, solely responsible for making its own independent investigation and appraisal of the business, financial condition, prospects, creditworthiness, status and affairs of the Borrower or any other person and has not relied, and will not at any time rely, on any Agent or other Lender:

       (a) to provide it with any information relating to the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower or any other person, whether coming into its possession before or after the drawing of the Facility (except, in the case of the Administrative Agent, as stated in Clause 18.2 or as provided otherwise in this Agreement); or

       (b) to check or enquire into the adequacy, accuracy, completeness or reasonableness of any representation, warranty, Approved Valuation or other valuation survey, report, statement, projection, assumption or information at any time provided by or on behalf of the Borrower or any other person under or in connection with any Security Document (whether or not that information has been or is at any time circulated to it by any Agent including, but without limitation, any financial statement delivered by the Borrower or on its behalf under Clauses 12.1 (a) or (b) or otherwise and any such representation, warranty, valuation, statement projection, assumption as information relating to the Hotel Business); or

       (c) to assess or keep under review the business, financial condition, prospects, creditworthiness, status or affairs of the Borrower or any other person nor the value or adequacy of the Properties.

18.9   Lenders' Indemnity

       To the extent that the Borrower does not do so on demand or is not obliged to do so, each Lender shall on demand indemnify each Agent in the proportion borne by its Outstandings to all the Outstandings at the relevant time (or, if there are then no Outstandings, in the proportion borne by its Commitments to the Total Commitments) against any cost, expense or liability mentioned in Clause 16 (Expenses, Fees and Commissions) or sustained or incurred by that Agent in complying with any instructions from the Majority Lenders or otherwise sustained or incurred by it (in its capacity as an Agent) in connection with its duties, obligations and responsibilities under the Security Documents except routine administrative costs and expenses of that Agent or to the extent that they are sustained or incurred as a result of the gross negligence or wilful misconduct of that Agent or any of its personnel or agents.

18.10  Change of Agents

       Notwithstanding the irrevocable appointments in Clause 18.1, an Agent may resign at any time if it gives at least 30 days' notice in writing to the Borrower and the Lenders and an Agent may at any time be removed by the
       Majority Lenders giving not less than 30 days' notice to the Agent. However, no resignation or removal shall be effective until the successor has been appointed and accepted its appointment in accordance with this Clause 18.10. The Majority Lenders may appoint a successor to the resigning or removed Agent but, if the successor has not been so appointed and accepted its appointment within 15 days after the date of the notice of resignation or, as the case may be, removal, the resigning Agent and the Majority Lenders may appoint a successor Agent. Any appointment of a successor must be in writing, signed by the person(s) appointing that successor and delivered to that successor. Any acceptance of such appointment must be in writing, signed by the person appointed and delivered to the person(s) appointing that successor. The other parties to this Agreement shall be promptly informed of the acceptance by a successor Agent. Upon the successor accepting its appointment, the resigning or, as the case may be, the removed Agent shall be automatically discharged from any further obligation under the Security Documents and its successor and each of the other parties to the Security Documents shall have the same rights and obligations among themselves as they would have had if the successor had been the original Agent party to this Agreement and the other Security Documents. The resigning or, as the case may be, the removed Agent shall provide its successor with (or with copies of) such records as its successor requires to carry out its duties under the Security Documents.

18.11  Signing of Transfer Certificates

       The Borrower, the Security Agent and each Lender (except for the Lender and the Transferee seeking the relevant assignment and/or novation) irrevocably authorises the Administrative Agent to sign each Transfer Certificate on their behalf.

18.12  Security Agent as Trustee

       Notwithstanding that the Security Agent is entitled to remuneration, the Security Agent shall have all the rights, powers, privileges and immunities which gratuitous trustees have or may have in England and by way of supplement to the Trustee Act 1925 it is expressly declared as follows (provided nevertheless that nothing in any of the following provisions of this Clause 18.12 shall exempt the Security Agent from or indemnify it against any liability for breach of trust in any case in which the Security Agent has failed to show the degree of diligence and care required of it having regard to the provisions of this Agreement and the Security Documents or in the case of gross negligence or wilful misconduct of the Security Agent):-

       (a) As between the Lenders and the Security Agent in relation to any of the provisions of any Security Document, or any agreement, matter or thing relating to the Borrower or any Secured Asset, the Security Agent may act on the opinion or advice of or any information obtained from any lawyer, accountant, architect, engineer, surveyor, broker, consultant, valuer, appraiser or other expert, whether obtained by the Security Agent or a Lender, and shall not be responsible for any loss occasioned by so acting provided the Security Agent acts in good faith.

       (b) Any opinion, advice or information referred to in paragraph (a) may be sent or obtained by letter, telex message, facsimile transmission, cablegram, telephone or any other means. The Security Agent shall not be liable for acting on any opinion, advice or information purporting to be so conveyed although the same shall contain some error or shall not be authentic.

       (c) The Security Agent may accept as sufficient evidence a certificate signed by any person believed by it (after due enquiry) to be a director or other responsible officer of any person as to any fact or matter upon which the Security Agent may require to be satisfied. The Security Agent shall be in no way responsible for any loss that may be occasioned by acting on any such certificate.

       (d) The Security Agent shall not be liable for any failure, omission, or defect in perfecting any of the security given or created by or pursuant to the Security Documents including without prejudice to the generality of the foregoing (i) failure to obtain any licence, consent certificate or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of any Security Document, (ii) failure to register the same in accordance with the provisions of any of the documents of title of the Borrower to any of the Secured Assets and/or of any Security Document and (iii) failure to effect or procure registration of or otherwise protect any of the security given or created by or pursuant to the Security Documents by registering under the Land Registration Act 1925 or any other applicable registration laws in any relevant jurisdiction by any notice, caution, filing, registration or other entry prescribed by or pursuant to the provisions of the said laws.

       (e) Subject to Clause 4 (Availability and Drawing) hereof the Security Agent may accept without enquiry, requisition, objection or investigation such title (if any) as the Borrower may have to any Secured Asset (or any part thereof) and shall not be liable for any failure or omission to ascertain or investigate the title of the Borrower or other person to any asset now or at any time hereafter subject or purporting to be subject to any Encumbrance created by or pursuant to the Security Documents.

       (f) The Security Agent and every receiver, delegate, sub-delegate, attorney, agent or other person validly appointed under the Security Documents may indemnify itself or himself out of the Secured Assets (or any proceeds thereof) against all actions, charges, claims, costs, damages, demands, expenses, liability, loss or proceedings which may be brought, made or preferred against or suffered, incurred or sustained by it or him, acting reasonably in relation to, in connection with or arising out of the entry into any Security Document, the taking or holding of any of the security given or created by or pursuant to the Security Documents and/or in the execution of any power, trust, authority or discretion vested in any of them by any Security Documents and/or in respect of any other matter or thing done or omitted to be done pursuant to any Security Documents and/or acting as Security Agent.

       (g) The Security Agent may place any or all title deeds and other documents certifying, representing or constituting the title to any of the Secured Assets and for the time being in its hands in any safe deposit, safe or receptacle selected by the Security Agent or with any banker or banking company or company whose business includes undertaking the safe custody of documents or any solicitor or firm of solicitors and may pay all reasonable sums required to be paid on account of or in respect of any deposit of such documents. The Security Agent may in its absolute discretion make any such arrangements as are appropriate as chargee of the Secured Assets for allowing the Borrower or its solicitors or auditors or other advisers access to or possession of any such title deeds and other documents when necessary or convenient.

       (h) The Security Agent shall not be bound to give notice to any person of the execution of any

              Security Document or the occurrence of any Event of Default (however described) under any Security Document (or any event or circumstance which with the giving of notice and/or the passing of time and/or the fulfilment of any other requirement would become such an event of default) or whether any event has occurred as a result of which the security constituted by any Security Document may become enforceable and, (subject also to paragraph 18.4(e)) until it shall have actual knowledge or express notice to the contrary, the Security Agent shall be entitled to assume that no such event has happened and that the Borrower is observing and performing all the obligations on its part contained in the relevant Security Document.

       (i) The Security Agent may perform any of its duties, obligations and responsibilities under any Security Document by or through any of its officers and personnel and/or may employ and pay an agent to transact or concur in transacting any business and to do or concur in doing any acts required to be done by the Security Agent (including the receipt and payment of money). Any agent who is a lawyer, accountant, architect, auctioneer, engineer, surveyor, broker, consultant, valuer, appraiser or other person engaged in any profession or business shall be entitled to be paid all reasonable and usual professional and other charges for business transacted and acts done by him or any partner or employee of his in connection with any Security Document.

       (j) The Security Agent may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee or not) all or any of the trusts, powers, authorities and discretions vested in the Security Agent by any Security Document. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) and subject to such regulations as the Security Agent may in the interests of the Secured Parties think fit but such terms, conditions and regulations shall not be inconsistent with any of the provisions of any Security Document. Any delegation by the Security Agent pursuant to this paragraph 18.12(j) shall not in any way relieve the Security Agent from any liability or obligation under any Security Document. The Security Agent shall as soon as reasonably practicable give notice to any party to a Security Document of any such delegation (or any renewal, extension or termination thereof) under that Security Document or this Agreement. Any Lender may require such delegation of authority to be revoked or withdrawn without giving reasons therefor to the Security Agent.

       (k)    Neither  the  Security  Agent nor any  director
              or officer of a corporation acting as Security Agent shall by reason of its or his fiduciary position be in any way precluded from entering into or being interested in any contract or financial or other transaction or arrangement with the Borrower or any person associated with the Borrower including (without prejudice to the generality of this provision) any contract, transaction or arrangement of a banking, insurance or property advisory nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities to, or the purchase, placing or underwriting of or subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with any property, notes, stocks, shares, debenture stock, debentures, bonds or other securities of, the Borrower, or any person associated as aforesaid or from accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by the Borrower, or any such person so associated or any other office or profit under the Borrower or any such person so associated and shall be entitled to retain and shall not be in any way liable to account to any person for any profit made or share of brokerage or commission or remuneration or other benefit received thereby or in connection therewith.

       (l) Any investment may, at the discretion of the Security Agent, be made or retained in the names of nominees.

18.13  Acceptance of Title, Value and Valuation Bases

       The Agents may accept without investigation, requisition or objection such title as any person may have to the undertakings, property and assets which are subject to the Security Documents and shall not be bound or concerned to examine or enquire into any defect or failure in the title of any person nor liable to any other Secured Party or any other person for any failure on the part of either Agent to give notice to any third party of the Security Documents to which it is party or otherwise perfect or register the security thereby created.

18.14  Rule 146 of the Land Registration Rules

       Each of the Lenders and the Hedge Provider hereby confirms and agrees that it does not wish to be registered in accordance with Rule 146 of the Land Registration Rules 1925 as the joint proprietor of any mortgage or charge created pursuant to any Security Document and accordingly authorises the Security Agent to hold such mortgage or charge in its sole name as agent and trustee for the Secured Parties and hereby requests HM Land Registry to register the Security Agent as the agent and trustee of any such mortgage or charge.

18.15  The Borrower and the Agents

       The Borrower shall be entitled to rely on any direction, instruction, certificate, document or other communication made by either Agent and shall not be required to enquire whether it is made with the authority of the Lenders, and performance of any obligation arising under this Agreement or the Security Documents in reliance on any such shall be deemed to be proper performance of the obligation in question.

18.16  Agents of the Lenders

       Save as expressly provided in the Security Documents, the Agents are appointed hereunder and thereunder solely as the agents of the Lenders and the Hedge Provider, and the foregoing provisions of this Clause 18 (The Agents) apply solely to the Agents in their capacity as agents for the Lenders.

18.17  Agents' Knowledge

       Information obtained by either Agent in any capacity other than in its capacity as Agent and or through any department other than the department having specific responsibility for the administration of the Loan and the Security Documents shall not be imputed to such Agent.

19.    Transfer

19.1   Agreement Binding on Successors

       This Agreement and the other Security Documents shall benefit and bind the parties, any Transferee in respect of which a Transfer Certificate becomes effective in accordance with Clause 19.3, their permitted assignees and their respective successors as if they were named as parties and executed this Agreement. Any reference in any Security Document to any party shall be construed accordingly.

19.2   Borrower's Assignment

       The Borrower may not assign or transfer all or any part of its rights or obligations under any Security Document.

19.3   Novation

       Any Lender may at any time (after consultation with the Administrative Agent and, through the Administrative Agent, the Borrower) novate all or part of its Commitments and/or assign all or part of its Outstandings and its rights and benefits under the Security Documents to any Qualifying Lender without the consent of any party. Any such novation and/or assignment shall (subject to Clause 19.4 in the case of an assignment only) be made by delivering to the Administrative Agent a duly completed and executed Transfer Certificate substantially in the form of the Third Schedule. On receipt of such a Transfer Certificate, the Administrative Agent shall countersign it for and on behalf of itself and the other parties to this Agreement and subject to the terms of that Transfer
       Certificate:

       (a) by virtue of such Transfer Certificate, the relevant Lender shall assign to the Transferee its rights to receive repayment or prepayment in accordance with `this Agreement of the Outstandings summarised in that

              Transfer Certificate and all its rights and benefits under the Security Documents in respect thereof (such rights and benefits, and the corresponding obligations of the Borrower to make such repayment or prepayment and obligations of any other party in respect thereof under the Security Documents, being herein referred to as the "Assigned Rights" and the "Corresponding Obligations" respectively);

       (b) to the extent that in such Transfer Certificate the relevant Lender seeks to assign its Outstandings and/or novate its Commitments, the Borrower under the Security Documents and that Lender shall each be released from further obligations to each other and their respective rights against each other shall be cancelled, except that the Assigned Rights shall be assigned pursuant to paragraph (a) above rather than released or cancelled pursuant to this paragraph (b) (such rights and obligations, other than the Assigned Rights and the Corresponding Obligations, being referred to as "Discharged Rights and Obligations");

       (c) the Borrower and the relevant Transferee shall each assume obligations towards each other and/or acquire rights against each other corresponding to the Discharged Rights and Obligations but which differ from the Discharged Rights and Obligations only insofar as the Borrower and that Transferee have assumed and/or acquired the same in place of the Borrower and that Lender; and

       (d) the Transferee and the other parties to this Agreement (other than the Borrower) shall acquire (by assignment, in the case of Assigned Rights) the same rights and assume (by virtue of the assignment of Assigned Rights in the case of Corresponding Obligations) the same obligations between themselves as they would have acquired and assumed had that Transferee been an original party to this Agreement as a Lender with the rights and/or obligations acquired or assumed by it as aforesaid (and, to that extent, the original Lender and those other parties shall each be released from further obligations to each other).

19.4   Assignment

       Any Lender may (after consultation with the Administrative Agent and, through the Administrative Agent, the Borrower) at any time assign all or part of its Outstandings to any Qualifying Lender without the consent of any party. Upon notice of any assignment being received by the Administrative Agent, the assignee shall acquire the same rights in respect of the Outstandings assigned to it as it would have had if it had been an original party to this Agreement in respect of those Outstandings. If and to the extent that all or part of a Lender's rights are assigned in accordance with any of the provisions of this Clause, the assignee shall, upon notice of the assignment being received by the Administrative Agent, become entitled to a corresponding share of all rights of the assignor under the Security Documents (including the benefit of such assignor's rights in each Security Document) and this Clause (and the relevant Transfer Certificate or assignment).

19.5   Lending Offices

       The initial Lending Office(s) of each Lender has/have been notified by that Lender to the Administrative Agent. Any Lender may at any time change any of its Lending Office(s) in relation to all or a specified part of any of its Commitments and/or Outstandings by notifying the Administrative Agent and the Borrower of the fax number, telex number and address of its new Lending Office(s).

19.6   Disclosure of Information

       Each of the Lenders and the Agents may disclose such information regarding the Borrower or the Shareholders and the Security Documents as it may think fit to any other party hereto and to any actual or potential Transferee, assignee participant or sub-participant or any other person with whom such Lender or Agent may enter into or be considering entering into contractual relations in relation to this Agreement or the other Security Documents.

19.7   Costs

       For the  avoidance  of  doubt  the  costs  of any

       Lender effecting any assignment or transfer of any of its rights and interests hereunder shall not be borne by the Borrower.

20.    Set-Off/Pro-Rata Sharing

20.1   Set Off

       The Borrower authorises each of the Agents and the Lenders to apply (without prior notice) any credit balance (whether or not then due) to which the Borrower is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of such Agent or such Lender in or towards satisfaction of any sum then due and payable by it to such Agent or such Lender under the Security Documents and unpaid and, for that purpose, to convert one currency into another (provided that nothing in this Clause 20.1 shall be effective to create a charge). No party shall be obliged to exercise any of its rights under this Clause 20.1, which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Security Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise). Each Lender shall notify the Administrative Agent and the Borrower forthwith upon the exercise or purported exercise of any right of set-off giving full details in relation thereto and the Administrative Agent shall inform the other Lenders forthwith.

20.2   Pro-Rata Sharing

       If at any time the proportion received or recovered (whether by direct payment, by exercise of any right of set-off, combination of accounts or lien, or otherwise) by any Lender in respect of the total sum which has become due to it from the Borrower under the Security Documents before that time exceeds the proportion received or recovered by the Lender(s) receiving or recovering the smallest proportion (if any), then:

       (a) such Lender shall promptly notify the Administrative Agent and within 2 business days after receiving a request from the Administrative Agent, that Lender shall pay to the Administrative Agent an amount equal to the excess and the Administrative Agent shall notify the Borrower of the receipt of such amount;

       (b) the Administrative Agent shall promptly distribute that payment as if it were made by the Borrower; and

       (c) as between the Borrower and the Lenders, that excess amount shall be treated as having been paid to the Lenders to which (and in the proportions in which) it is distributed under (b) above, rather than as having been paid to that Lender.

       Within 2 business days after any Lender receives or recovers any such sum otherwise than by payment through the Administrative Agent, that Lender shall notify the Administrative Agent of the amount and currency so received or recovered, how it was received or recovered and whether it represents principal, interest or other sums. If all or part of any amount so received or recovered by that Lender (the "Relevant Lender") required thereafter to be repaid to the Borrower has to be refunded by it (with or without interest), each Lender to whom any part of that amount has been distributed shall repay to the Administrative Agent for the account of the Relevant Lender (within 2 business days after receiving a request from the Administrative Agent on behalf of the Relevant Lender) its proportionate share of the amount to be repaid to the Borrower and of any interest required to be paid by the Relevant Lender on that amount in respect of all or any part of the period from the date of the relevant distribution to the date of that payment to the Relevant Lender.

       Any amount received or recovered by a Lender under a novation, assignment, sub-participation or the like shall be ignored for the purpose of this Clause 20.2. Furthermore, a Lender shall not be obliged to share any amount which it has (i) alone received on its own account under Clause 13 (Changes in Circumstances) or (ii) received or recovered as a result of taking legal proceedings with any other Lender which had an opportunity to participate in those legal proceedings but did not do so and did not take separate legal proceedings.

21.    Notices

21.1   Address

       Unless otherwise notified by the relevant party, any notice or other communication hereunder shall be given, if to the Administrative Agent or to the Security Agent at PO Box 138, 15 Moorgate, London EC2R 6LP marked for the attention of the Credit Department, if to the Borrower at 6 Leylands Park, Nobbs Crook, Colden Common, Winchester, Hampshire SO21 1TH, marked for the attention of Philip Mason (and copied to Richard Saleh & Co., Derbyshire House, 737a Wilmslow Road, Didsbury, Manchester, marked for the attention of Richard Saleh), and if to any Lender hereunder to the Lending Office of that Lender.

21.2   Method and Receipt

       Any notice or other communication to be given or made pursuant to this Agreement may be given or made by letter delivered personally or by registered first class prepaid letter (airmail if overseas), facsimile transmission, telegram or cable and shall, save as specified below, be effective, in the case of a facsimile upon sending or, in the case of any other communication, when actually received, provided that if any communication would become effective under the foregoing provisions of this Clause on a day which is not a working day, or outside normal working hours on a day which is a working day, at the place of receipt, it shall become effective at the next opening of business in such place.

21.3   Deemed Notice

       Any notice or other communication given or made to either Agent by the Borrower shall be deemed to have been given or made to each of the Lenders.

22.    Calculations and Evidence of Debt

22.1   Accounts

       The Administrative Agent shall maintain in its books a control account or accounts in which shall be recorded (i) the amount of any principal, interest or other sums due or to become due from the Borrower to the Lenders hereunder and (ii) the amount of any sum received or recovered by the Administrative Agent for the account of the Lenders hereunder.

22.2   Evidence

       In any legal action or proceeding arising out of or in connection with this Agreement, the entries made in the accounts maintained pursuant to Clause 22.1 shall, in the absence of manifest error, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded.

22.3   Certificates and Determinations

       A certificate of the Administrative Agent as to (i) the amount by which a sum payable to it hereunder is to be increased under Clauses 13 (Changes in Circumstances) or 14 (Payments) or (ii) the amount for the time being required to indemnify any Lender against any such cost or liability as is mentioned in Clauses 13 (Changes in Circumstances) or 14 (Payments) or as to any other calculation (whether as to interest, currency exchange rates or otherwise) to be made by the Administrative Agent hereunder shall, in the absence of manifest error, be prima facie evidence in any legal action or proceeding arising out of or in connection with this Agreement.

23.    Severability

       Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

24.    Waivers; Rights Cumulative

       No delay or omission of the Agents or any Lender in exercising any right, power or privilege hereunder or otherwise available to it at law shall impair such right, power or privilege or be construed as a waiver of such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

25.    Counterparts

       This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when executed and delivered to the Security Agent shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

26.    Governing Law and Jurisdiction

26.1   Law

       This Agreement shall be governed by and construed in accordance with English law.

26.2   Submission to Jurisdiction

       For the exclusive benefit of the Agents and the Lenders, the Borrower irrevocably agrees that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and the other Security Documents and irrevocably submits to the jurisdiction of such courts and agrees that accordingly any suit, action or proceeding arising out of or in connection with this Agreement (together in this Clause referred to as "Proceedings") may be brought in such courts.

26.3   Other Jurisdictions

       Nothing contained in this Clause shall limit the right of the Agents or any Lender to take

       Proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other competent jurisdiction, whether concurrently or not.

IN WITNESS whereof the hands of the parties or their duly authorised attorneys or representatives the day and year first above written.

The First Schedule

The Lenders and their Commitments

                                                                    Commitments

Arab Bank plc, London Branch                                   (pound)5,000,000

Irish Nationwide Building Society, London Branch               (pound)5,000,000

                                                                     ----------

                                                              (pound)10,000,000
                                                                     ----------

The Second Schedule

Form of Notice of Drawing

From:    [*Borrower]

To:      [Administrative Agent]                                       [Date]1999


(pound)[   o   ] Loan Agreement dated [        o        ] 1999

We refer to the above agreement (the "Loan Agreement") made between ourselves as Borrower, yourselves as Administrative Agent and Security Agent and Hedge Provider and the banks and other lending or financial institutions referred to therein. Terms defined in the Loan Agreement shall have the same meanings when used herein.

We hereby give you irrevocable notice that pursuant to the Loan Agreement and on [*date of proposed drawing], we wish to draw [the whole of the Facility]/[the sum of (pound)[ ]] on the terms and subject to the conditions contained therein.

[*Selection of Interest Period]

We confirm that at the date hereof the representations and warranties set out in Clause 11 (Representations and Warranties) of the Loan Agreement are correct as if made with reference to the facts and circumstances now prevailing and that no Event of Default or Potential Event of Default has occurred.

We hereby authorise you to deduct from this advance:-

(a) the arrangement fee payable pursuant to Clause 16 (Expenses, Fees and Commission); and

(ii) the fees, costs and expenses incurred in connection with the valuation and surveying of the security and the preparation of the Security Documents and all stamp duty and Land Registry fees (including expedition
       fees)  and  other  fees  pursuant  to  Clause  16  (Expenses,   Fees  and
       Commission).

We hereby direct that the amount of the Loan shall be remitted [by CHAPS payment] to the following:-

         Payee:

         Payee's Bank Details:

         Bank:

         Branch:

         Sort Code:

         Account No:

or to such other banks for the credit of such account as the Payee shall direct and we confirm that a payment in accordance with these instructions shall be effective as if it were paid to us direct.



 ..................................................
A duly authorised signatory for and on behalf of Grand Hotel Group Limited

The Third Schedule

Form of Transfer Certificate


To:               [Insert name of Administrative Agent]
                  [Insert address of Administrative Agent]

Attention:        [                   ]



[*Borrower]
(pound) [     o     ] Loan Agreement
dated [         o          ] 1999

1. This Transfer Certificate relates to the above loan agreement (the "Loan Agreement", which term shall include any amendments or supplements thereto), and the other Security Documents referred to therein. Terms defined in the Loan Agreement have the same meaning in this Transfer Certificate.

       In this Transfer Certificate :

       "Existing Lender" means [           o              ]; and

       "Transferee" means [           o              ].

2. The Existing Lender (i) confirms that the details in the Schedule to this Transfer Certificate under the heading "Rights to be Assigned and/or Obligations to be Novated" accurately summarises the

       Outstandings which are to be assigned and/or Commitments which are to be novated by this Transfer Certificate and (ii) requests the Transferee to accept and procure the transfer to the Transferee of the portion specified in the Schedule hereto of, as the case may be, such Outstandings and/or its Commitment by counter-signing and delivering this Transfer Certificate to the Administrative Agent at its address for the service of notices specified in the Loan Agreement.

3. The Transferee hereby requests the Administrative Agent to accept this Transfer Certificate as being delivered to the Administrative Agent pursuant to and for the purposes of Clause 19 (Transfer) of the Loan Agreement so as to take effect in accordance with the terms thereof on the Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.     The Transferee:

       (a) confirms that it has received a copy of the Loan Agreement together with such other documents and information as it has requested in connection with this transaction;

       (b) confirms that it has not relied and will not rely on the Existing Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy or completeness of any such documents or information;

       (c) confirms and agrees that it has not relied and will not rely on any of the Existing Lender, the Agents, or the Lenders to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower or any other party to the Security Documents, and has not relied and will not rely on any of the Existing Lender, the Agent or the Lenders to ensure that the Borrower or any other party to the Security Documents are not in breach of or default under any of the same; and

       (d) if not already a Lender, appoints the Agents to act as its agents as provided in the Loan Agreement and agrees to be bound by the Loan Agreement (including, but not limited to, Clause 19 (Transfer)).

5. The Transferee undertakes with the Existing Lender and each of the other parties to the Loan Agreement that it will perform, in accordance with their terms, all those obligations which, by the terms of the Loan Agreement, will be assumed by it upon delivery of the executed copy of this Transfer Certificate to the Administrative Agent.

6. On execution of this Transfer Certificate by the Administrative Agent on their behalf, the Borrower, the Lenders and the Agents accept the Transferee as a party to the Loan Agreement in substitution for the Existing Lender with respect to all those rights and obligations which, by the terms of the Loan Agreement and other Security Documents, will be assumed by the Transferee after delivery of the executed copy of this Transfer Certificate to the Administrative Agent.

7.     None of the Existing Lender, the Lenders or the Agents:

       (a) makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Loan Agreement and the Security Documents, or with respect to whether the Borrower or any other party to the Security Documents has complied with its obligations thereunder (including, without limitation, under Clause 4 (Availability and Drawing) of the Loan Agreement); or

       (b) assumes any responsibility for the financial condition of the Borrower or any other party to any Security Document or any other document or for the performance and observance by the Borrower or any other party to the Security Documents or any other document of its or their obligations and any and all conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8. The Existing Lender hereby gives notice that nothing herein or in the Loan Agreement (or any document relating thereto) shall oblige the Existing Lender to (i) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Loan Agreement transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower or any other party to the Security Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (i) or (ii) above.

9. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with English law.

10. The Transferee warrants and represents to the Borrower that it is a Qualifying Lender as defined in Clause 1.1 of the Loan Agreement.

THE SCHEDULE

1.       Existing Lender :

2.       Transferee :

3.       Transfer Date :

4.       Commitment :

         Lender's Commitment                         Portion Transferred

5.       Facility:

         Amount of                   Drawdown and
         Lender's Participation      Repayment Date    Portion Transferred



6.       Rights to be Assigned and/or Obligation to be Novated :

7.       Transferee's Lending Office details :

         Address :

         Telephone Number :

         Telex No. :

         Fax No. :

The Fourth Schedule

Conditions Precedent Documents

1. A copy of the Borrower's Certificate of Incorporation, Memorandum and Articles of Association and other constitutive documents certified by a duly authorised officer of the Borrower as a true copy and as in force on the date of this Agreement.

2.     A  copy,  certified  a true  copy  by a duly  authorised  officer  of the
       Borrower, of a resolution of the Board of Directors of the Borrower satisfactory to the Administrative Agent approving the execution, delivery and performance of this Agreement and the other Security Documents and of the power of attorney (if any) under which the Security Documents are to be executed and the terms and conditions hereof and thereof and authorising a named person or persons or appointing an attorney to sign on behalf of the Borrower this Agreement and the Security Documents referred to above and any documents or further agreements required or to be delivered by the Borrower pursuant hereto and/or thereto.

3. A specimen signature, authenticated by a duly authorised officer of each of the Borrower in respect of each of the persons referred to in paragraph 2 above.

4. This Agreement, the Corporate Account Application, the Borrower's Charge, the Key-man Charge, the

       Hedging Arrangements Charge and any power or powers of attorney under which they are executed, duly executed by the Borrower and any other parties thereto (as appropriate), together with signed acknowledgements of notices of assignment in respect of the Key-man Charge* from the issuer of the Key-man Policy*.

5. The Inter-Creditor Agreement duly executed by the Borrower and the other parties thereto.

6. A legal opinion in form and substance satisfactory to the Administrative Agent from English solicitors to the Agents and the Lenders, as to such matters as the Administrative Agent may require and a legal opinion in form and substance satisfactory to the Administrative Agent from Guernsey Solicitors to the Agents and the Lenders in relation to the Inter-Creditor Agreement and Cygnet Ventures Limited.

7.     Two  Approved   Valuations  of  the  Properties  in  form  and  substance
       acceptable to the Administrative Agent addressed to the Lenders.

8. A structural survey of the Properties in form and substance acceptable to the Administrative Agent from surveyors acceptable to the Administrative Agent and addressed to the Lenders.

9.     The Certificate of Title.

--------
* Amended in manuscript on executed Agreement

* Amended in manuscript on executed Agreement

10. Evidence satisfactory to the Administrative Agent of the Purchase Price (including, without limitation, any amount attributed to goodwill).

11. The ISDA Agreement duly executed by the parties thereto and the confirmation or confirmations or other evidence of the trade comprising the Hedging Arrangements.

12.    Satisfactory   evidence  of  the  discharge  of  Encumbrances   over  the
       Properties   (apart  from  the  security   constituted  by  the  Security
       Documents).

13. Official priority searches in favour of the Security Agent of the registers of title to the Properties maintained by HM Land Registry which confirm a period of priority of not less than 21 days after the Drawdown Date which reveal no entries adverse to the interests of the Borrower and the Agents and other Secured Parties (save for existing security which is discharged on or before the Drawdown Date) and such other searches in respect of the Properties and/or the Hotel Business as the Administrative Agent may require.

14. Such Land Registry forms as the Administrative Agent may require in connection with the registration of the Borrower's title to the Properties and the security created over the Properties by or pursuant to the terms of the Security Documents, duly completed by or on behalf of the Borrower, together with a cheque for the payment of all land registration fees (including land registration expedition fees if the Administrative Agent so requires) payable in connection with such registration or an authority to apply an appropriate part of the Loan in discharge of those fees.

15. Such evidence as the Administrative Agent may require that the Properties and the Hotel Business are insured in accordance with the terms of this Agreement and the Borrower's Charge (including, without limitation, cover against risks of terrorism) and that the interest of the Security Agent as agent and trustee for the Agents and the Lenders is noted on the relevant policy or policies of insurance and that such policy nominates the Security Agent, as agent and trustee for the Agents the Lender, as loss payee (or, if the Security Agent so requires, that the relevant policy or policies have been effected in the joint names of the Borrower and the Security Agent).

16. An audited opening balance sheet of the Borrower in a form agreed between the Borrower and the Administrative Agent.

17. The Key-man Policy together with such confirmations as the Administrative Agent may require that the Key-man Policy is and remains in full effect and that the first premium has been paid.

18. A copy, certified a true copy by a duly authorised officer of the Borrower of the executed Acquisition Agreement, the Loan Note, the Permitted Charge, all documentation relating to the Subordinated Loan, any indemnity guarantee or undertaking given by the Borrower to Mr Kevin Leech, Cygnet Ventures Limited, Citibank, N.A., Milner Laboratories Limited, or any other person in any way relating to the Standby Letter of Credit or any liability thereunder or in respect thereof, and of the Disclosure Letter, Butlin's Licence, RLMS Services Agreement, Butlin's Services Agreement and LSA Services Agreement (as those terms are defined in the Acquisition Agreement).

19. The Administrative Agent being satisfied that the warranties, representations, undertakings and indemnities from Rank Holidays Division Limited in the Acquisition Agreement (and associated documents) in favour of the Borrower are in form and substance satisfactory to it and its solicitors.

20. Confirmation that all steps required for completion of the Acquisition Agreement in accordance with its terms (except in so far as the Facility may be required for this purpose) have been completed.

21. An undertaking from the directors of the Borrower to the Lenders that the Borrower will not take any action to determine the Lease of the Metropole Hotel Blackpool dated 26 March 1965 pursuant to the tenant's break clause contained in the Lease.

22. Evidence that the Borrower has obtained such defective title insurance to the Properties as the Administrative Agent may require.

23. A copy of any other authorisation or other document, opinion or assurance which the Administrative Agent considers to be necessary or desirable in connection with the entry into and performance of, the transactions contemplated by this Agreement or any of the other Security Documents, or for the validity or enforceability of this Agreement and any of the other Security Documents.

The Fifth Schedule

Calculation of Mandatory Costs Rate

The Mandatory Costs Rate is an addition to the interest rate on the Loan to compensate the Lenders for the cost attributable to the Loan resulting from the imposition from time to time under or pursuant to the Bank of England Act 1998 (the "Act") and/or by the Bank of England and/or the Financial Services Authority (the "FSA") (or other United Kingdom governmental authorities or agencies) of a requirement to place non-interest-bearing or Special Deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the Loan.

The Mandatory Costs Rate will be the rate determined by the Administrative Agent as being the following :

(a) such amount as expresses the cost to each of the Lenders attributable to its participation in the Loan resulting from the imposition from time to time under or pursuant to the Act or by the Bank of England and/or the FSA (or other United Kingdom governmental authorities or agencies) (or pursuant to any further or alternative legislation, regulation or requirements applicable to any Lender including, but not by way of limitation, any imposed by the European Central Bank after the United Kingdom has become a Participating Member State) of a requirement to place non interest-bearing cash ratio deposits or special deposits (whether interest bearing or not) with the Bank of England and/or pay fees to the FSA calculated by reference to liabilities used to fund the participation of each Lender in the Loan or further or alternative requirements as aforesaid; and

(b) during such period as the United Kingdom shall be a Participating Member State such amount as expresses the cost to each of the Lenders attributable to its participation in the Loan resulting from the imposition by the European Central Bank pursuant to any legislation regulation or requirement from time to time applicable to any Lender of any requirement whether or not the same or similar to that referred to in the preceding paragraph which shall affect the cost to any Lender of maintaining its participation in the Loan as well as (if applicable) the amount referred to in the preceding paragraph.

Each Lender shall supply such information and in such detail as the Administrative Agent may require for the purposes of calculating the above amounts. If any Lender fails to notify any rate or figures to the Administrative Agent, the Mandatory Costs Rate shall be determined on the basis of the rate(s) or figure(s) notified to the Administrative Agent by the remaining Lender(s).

The Mandatory Costs Rate attributable to the Loan or other sum for any period shall be calculated at or about 11.00 a.m. (London time) on the first day of such period for the duration of such period.

The determination of the Mandatory Costs Rate in relation to any period shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Signatories

Borrower

GRAND HOTEL GROUP LIMITED

By:               Stephen John Last
                  Philip Mason
Address:          6 Leylands Park
                  Colden Common
                  Winchester
                  Hampshire

Telephone:
Facsimile:        01489 896931

Lenders

ARAB BANK plc

By:               Frederick Stonehouse
Address:          PO Box 138
                  15 Moorgate
                  London EC2R 6LP

Telephone:        0171 315 8500
Facsimile:        0171 600 7620

IRISH NATIONWIDE BUILDING SOCIETY

By:               Gary McCollum
Address:          252 Westminster Bridge Road
                  London SE1 7PD


Telephone:
Facsimile:

Administrative Agent

ARAB BANK plc

By:               Frederick Stonehouse

Address:          PO Box 138
                  15 Moorgate
                  London
                  EC2R 6LP

Telephone:        0171 315 8500
Facsimile:        0171 600 7620



Security Agent

ARAB BANK plc

By:               Frederick Stonehouse
Address:          PO Box 138
                  15 Moorgate
                  London
                  EC2R 6LP

Telephone:        0171 315 8500
Telex:
Facsimile:        0171 600 7620

Hedge Provider

ARAB BANK plc

By:               Frederick Stonehouse
Address:          PO Box 138
                  15 Moorgate
                  London
                  EC2R 6LP

Telephone:        0171 315 8500
Facsimile:        0171 600 7620